Exhibit 10.11

CONFIDENTIAL TREATMENT

[***] Indicates that text has been omitted, which is the subject of a confidential treatment request. This text has been separately filed with the SEC.

GE Capital

Execution Version

NBCUNIVERSAL DIVISION

RECEIVABLES PURCHASE AGREEMENT

among

EACH SELLER FROM TIME TO TIME PARTY HERETO

each such person, a Seller,

NBCUNIVERSAL MEDIA, LLC

as the Seller Agent

and

GENERAL ELECTRIC CAPITAL CORPORATION

as the Purchaser

February 1, 2011

Table of Contents

Section		Page

1	SALE PROCEDURES	2

2	CONDITIONS PRECEDENT	3

3	DEBTOR FILES AND DEBTOR PURCHASE LIMITS	4

4	PAYMENT OF PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE	4

5	FEES AND INTEREST	6

6	ADMINISTRATION AND COLLECTION	6

7	[RESERVED]	10

8	REPRESENTATIONS AND WARRANTIES	10

9	COVENANTS	10

10	REPORTS AND INFORMATION	10

11	TERMINATION EVENTS AND CONSEQUENCES	12

12	TERM AND TERMINATION OF FACILITY	14

13	NATURE OF TRANSACTION; GRANT OF SECURITY INTEREST	14

14	POWER OF ATTORNEY	15

15	INDEMNITIES AND TAXES	16

16	FEES, EXPENSES AND CHARGES	18

17	AMENDMENTS AND WAIVERS	18

18	CHANGES TO THE PARTIES	19

19	DATA PROTECTION AND DISCLOSURE OF INFORMATION	19

20	CONFIDENTIALITY	20

21	NOTICES	21

22	WAIVERS AND EXCLUSION OF LIABILITY	22

23	GOVERNING LAW, ENFORCEMENT	22

24	GENERAL	23

25	SELLER AGENT	24

26	JOINDER OF PARTIES	24

27	NO INDIRECT OR CONSEQUENTIAL DAMAGES	24

28	EXTENSION OF EXPIRATION DATE	25

i

Exhibits Schedules and Annexes:

Exhibit A	DEFINITIONS AND CONSTRUCTION

Exhibit B	REPRESENTATIONS AND WARRANTIES

Exhibit C	COVENANTS

Exhibit D	FORM OF JOINDER AGREEMENT

Exhibit E	FORM OF OFFICER’S CERTIFICATE FOR ADDITIONAL SELLERS

Exhibit F	FORM OF DEBTOR NOTIFICATION

Exhibit G	FORM OF POWER OF ATTORNEY

Schedule 1	RECEIVABLES SCHEDULE

Schedule 2	CONDITIONS PRECEDENT

Schedule 3	COMPLIANCE CERTIFICATE

Schedule 4	SELLERS

Schedule 5	APPROVED DEBTORS

Schedule 6	CREDIT AND COLLECTION POLICY

Schedule 7	KNOW YOUR CUSTOMER UNDERTAKINGS

ii

RECEIVABLES PURCHASE AGREEMENT

THIS AGREEMENT is dated	February 1, 2011

AMONG:

Name	GENERAL ELECTRIC CAPITAL CORPORATION

Short name	Purchaser

Notice details	401 Merritt 7
Norwalk, Connecticut 06851
	Facsimile	(203) 956 4088
	Attention:	NBCU Global Account Manager, Working Capital Solutions

with a copy to:

401 Merritt 7
Norwalk, Connecticut 06851
	Attention:	General Counsel, Working Capital Solutions - The Americas

AND

Name	NBCUNIVERSAL MEDIA, LLC

Short Name	Seller Agent

Notice details	30 Rockefeller Plaza
New York, New York 10112
	Facsimile:	(212) 664-4878
	Attention:	Jonathan Zucker (Tel. (212) 664-2416)
James Leddy (Tel. (212) 413-6231)
Jacqueline J. Loomans-Thuecks (Tel. (212) 413-5492)

with a copy to:

Marc Van Oosterhout
Hagedoornplein 2
Amsterdam
1031BV
NL
	Facsimile:	+3-120-514-8570
	Telephone:	+3-184-868-3353

AND

Name	EACH SELLER FROM TIME TO TIME A PARTY HERETO

Short Name	Seller or Sellers

Notice details	As set forth for each Seller on Schedule 4

BACKGROUND

The Sellers, the Seller Agent and the Purchaser enter into this Agreement to set forth the terms and conditions applicable to the sale of Eligible Debts by the Sellers to the Purchaser. Terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

AGREEMENT

IT IS AGREED as follows:

1	SALE PROCEDURES

1.1	Subject to the terms and conditions of this Agreement, the Purchaser agrees that from time to time prior to the Termination Date it will purchase Eligible Debts from the Sellers.

1.2	On or after the Effective Date, the Seller Agent acting on behalf of each Seller, will deliver to the Purchaser a Notice of Assignment with respect to the Eligible Debts to be sold by such Seller on the first Purchase Date. The initial Notice of Assignment delivered by the Seller Agent to the Purchaser shall be with respect all Eligible Debts owned by such Seller that are Outstanding on the Effective Date.

Subsequent Notices of Assignment may be delivered to the Purchaser on any Offer Date by any Seller, or the Seller Agent acting on such Seller’s behalf. The first Notice of Assignment delivered after the first Offer Date by a Seller, or the Seller Agent acting on its behalf, to the Purchaser shall be with respect to all Eligible Debts owned by such Seller that arose during the period from and after the Effective Date through and including the Business Day immediately prior to the second Offer Date, and any subsequent Notice of Assignment of a Seller shall be with respect to all Eligible Debts arising during the period from and including the Business Day immediately prior to the most recent prior Offer Date on which such Seller sold Eligible Debts hereunder through and including the Business Day immediately prior to the current Offer Date. No Seller shall be allowed to change its Offer Date unless the Purchaser consents to such change.

1.3	Each Notice of Assignment shall be in the form of Electronic Data (or such other format as agreed to by the Purchaser) and shall (i) describe each Eligible Debt listed therein by invoice date, invoice number, invoice amount, Debtor name and address and (ii) contain such other information as the Purchaser may reasonably from time to time require.

1.4	Each Notice of Assignment shall be deemed to contain the following notice from the related Seller:

“Seller hereby warrants that in relation to the Eligible Debts referred to herein the warranties made by the Seller contained in the Receivables Documents are true and correct and in particular the related Goods and/or services have been delivered and/or fully performed prior to the date hereof.”

1.5

The Purchaser shall have no obligation to purchase any Eligible Debts offered to the Purchaser in any Notice of Assignment unless the Purchaser delivers to the Seller Agent, on behalf of each of the Sellers, via Electronic Data, a confirmation of purchase (each such confirmation a “Purchase Confirmation”) with respect to a Notice of Assignment. As of the date hereof, the Purchaser represents and warrants that (i) it has arranged one or more committed purchase facilities, with terms of 365 days from the date hereof, with one or more Investors, each of which has either a long-term debt rating of at least A- from S&P or a Tier 1 Capital Ratio of at least 10.0%, which Investors have agreed to purchase from the Purchasers Eligible Debts owed by Approved Debtors in aggregate amounts outstanding at any time up to the related Debtor Purchase Limits and (ii) under the terms of such committed purchase facilities, the Investors are obliged to purchase from the Purchaser any Eligible Debts acquired by the Purchaser hereunder, provided that each of the requirements of, and conditions to, a purchase hereunder are satisfied (other than the delivery by the Purchaser of the related Purchase Confirmation). The Purchaser agrees that it will not voluntarily reduce the amount of any commitment from any Investor to purchase such Debts during the initial term of such commitment unless either the Seller Agent or any Seller is in breach of any of its duties or obligations hereunder or a Termination Event has occurred. The Purchaser agrees that, promptly following receipt by the Purchaser of a Notice of Assignment and upon satisfaction of all conditions to a purchase of Eligible Debts hereunder it will request receipt of funds from such Investors in connection with a sale hereunder and a related sale by the Purchaser to such Investors under such committed purchase facilities, and following receipt of the Purchaser of funds from such Investors, the Purchaser will deliver to the Seller Agent a Purchase Confirmation relating to such sale hereunder.

1.6	Subject to the delivery by the Purchaser of Purchase Confirmation on a Purchase Date, the Purchaser will accept for purchase all of the Eligible Debts offered for sale to it by a Seller; provided, however, that the Purchaser not purchase any Eligible Debts on a Purchase Date to the extent that (a) the aggregate Funded Amounts for such Eligible Debts to be purchased on such Purchase Date (such amount for any Purchase Date being the “Aggregate Proposed Investment”) exceeds the amount by which the Funding Limit exceeds the sum of (i) the Aggregate Proposed Investment and (ii) the Unrecovered Investment Amount, (b) the aggregate of the Purchase Prices therefor exceeds the amount of funds received by the Purchaser from one (1) or more sales of such Eligible Debts to one (1) or more Investors or (c) the aggregate of the Outstanding Balances of all Debts of such Debtor, together with the aggregate Noticed Value of all Eligible Debts of such Debtor to be sold on such Purchase Date exceeds the related Debtor Purchase Limit.

1.7	The Seller Agent and the Purchaser agree that each Notice of Assignment and each Purchase Confirmation (whether by Electronic Data or otherwise) shall, upon delivery to the appropriate person, constitute an “authenticated” record (within the meaning of Section 9-102(7) of the applicable UCC) of the person sending such Notice of Assignment or Purchase Confirmation accepting any portion or all of the Eligible Debts offered by a Notice of Assignment.

1.8	On each Purchase Date, upon receipt by the Seller Agent of a Purchase Confirmation, the related Seller shall be deemed to have sold, transferred and absolutely assigned to the Purchaser, and the Purchaser shall be deemed to have purchased, such Eligible Debts and the Purchaser shall own the Debts (together with all Associated Rights and Related Security related thereto) sold, transferred and absolutely assigned to it by each Seller on such Purchase Date.

1.9	Notwithstanding anything herein contained to the contrary, the Purchaser may, in its sole discretion, if a Seller elects to offer to sell Eligible Debts, agree to purchase any Eligible Debt of any Debtor where (i) the Noticed Value of such Eligible Debt exceeds the related Debtor Purchase Limit or (ii) the Purchase Price of which, when added to the Unrecovered Investment Amount, exceeds the Funding Limit. In addition, each Seller agrees that if either (x) the Debtor Purchase Limit has been reached for any Debtor or (y) the Unrecovered Investment Amount equals or exceeds the Funding Limit, it shall, to the extent it has any Eligible Debts, offer to the Purchaser such Eligible Debts prior to offering any such Eligible Debts for sale to any other Person and shall provide the Purchaser at least five (5) Business Days to provide an offer to purchase such Eligible Debt from such Seller.

1.10	Each Seller further agrees that it will not sell, transfer, assign or grant any interest in, directly or indirectly, any Debt of any Approved Debtor to any Person other than the Purchaser (i) without the prior written consent of the Purchaser, which consent will not be unreasonably withheld or (ii) under the circumstances set forth in, and subject to the provisions of, the second sentence of section 1.9, and, in each case, subject to the execution and delivery to the Purchaser of one or more intercreditor agreements on terms and conditions acceptable to the Purchaser and such other documents, on terms and conditions acceptable to the Purchaser, reasonably required by the Purchaser.

2	CONDITIONS PRECEDENT

2.1	Initial conditions precedent

This Agreement shall not become effective until the conditions precedent set out in Part I of Schedule 2 (Conditions Precedent) have been satisfied or waived by the Purchaser.

2.2	Further conditions precedent

The Purchaser shall not be obligated to pay the Purchase Price for any Eligible Debts until the conditions precedent set out in Part II of Schedule 2 have been satisfied or waived by the Purchaser.

3	DEBTOR FILES AND DEBTOR PURCHASE LIMITS

3.1	On or prior to the first Notice of Assignment relating to Eligible Debts of an Approved Debtor, the Seller Agent must provide to the Purchaser a file (a “Debtor File”) relating to such Debtor that contains sufficient information (including any data as may reasonably be requested by the Purchaser) to enable the Purchaser to:

(a)	establish an account in its operational system with respect to such Debtor; and

(b)	to determine a Debtor Purchase Limit for that Debtor; provided that the Debtor Purchase Limits for each Debtor that is an Approved Debtor as of the Effective Date are as set forth on Schedule 5.

3.2	The Debtor File must be made by electronic transmission, or in such other form as may be reasonably acceptable to the Purchaser, in the format specified by the Purchaser from time to time and, as requested by the Purchaser, confirmed by the applicable Seller or Seller Agent by facsimile or other hard copy.

3.3	If a Rating Event occurs before any Offer Date with respect to any Approved Debtor, then, from and after the occurrence of such Rating Event (a) the Applicable Margin for Eligible Debts of such Approved Debtor that are sold hereunder shall be increased to the percentage set forth in Schedule 5 that corresponds to the Approved Debtor’s then-current rating and (b) the related Debtor Purchase Limit for such Approved Debtor shall be reduced to the amount set forth in Schedule 5 that corresponds to the Approved Debtor’s then-current rating. For the avoidance of doubt, if a Rating Event occurs due to the suspension or termination of a rating related to an Approved Debtor, then the related Debtor Purchase Limit shall be zero; provided, that if such rating is thereafter reinstated, the related Debtor Purchase Limit and Applicable Margin for the related Approved Debtor shall be at those commensurate with the then-current rating.

If an Approved Debtor’s Applicable Margin increases and/or its Debtor Purchase Limit decreases pursuant to clauses (a) and (b) of this paragraph, as applicable, because of the occurrence of a Rating Event, then such Applicable Margin increase and/or such Debtor Purchase Limit decrease shall be and remain in effect thereafter, regardless of whether such Approved Debtor’s related rating later increases, unless a subsequent Rating Event occurs, at which time such Approved Debtor’s Applicable Margin will further increase and its Debtor Purchase Limit will, if applicable, further decrease to the levels set forth in Schedule 5 that correspond to such Approved Debtor’s then-current rating.

3.4	If either the Seller or Seller Agent fails to provide a Debtor File in accordance with section 3.1 with respect to any Debtor, no Debts owed by such Approved Debtor will be considered for inclusion in any pool of Eligible Debts which may be sold by such Seller, or the Seller Agent on such Seller’s behalf, or purchased by the Purchaser until such failure has been remedied.

4	PAYMENT OF PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE

4.1	On each Purchase Date upon delivery of the related Purchase Confirmation, the Purchaser shall become obligated to pay the aggregate Purchase Prices for the related Eligible Debts sold to it on such Purchase Date; provided, however that, subject to section 6.5(a) and the last sentence of this section 4.1, the Purchaser shall pay to the Seller Agent on behalf of the relevant Sellers, an amount (the “Purchase Amount”) equal to (a) the aggregate of the Funded Amounts for the Eligible Debts purchased on such Purchase Date, minus (b) any Purchase Price Credits then due to the Purchaser from any Seller, plus (c) any Dilution Reserve Reimbursement then due by the Purchaser to any Seller pursuant to section 4.5. The Purchaser shall pay the Purchase Amount on the Business Day immediately following each Purchase Date, which payment shall be without interest or penalty.

4.2	In the event that any Purchased Debt is determined not to have been an Eligible Debt on the relevant Purchase Date, the applicable Seller shall be required to repurchase such Debt from the Purchaser by giving a Purchase Price Credit in respect of purchases of Eligible Debts from such Seller.

Each Purchase Price Credit shall become due and payable on the Purchase Date immediately succeeding the date on which a Responsible Officer of such Seller or of the Seller Agent obtains knowledge or receives notice that such Purchased Debt is determined not to have been an Eligible Debt (such date being the “Repurchase Date”). Any such Debt shall be repurchased at a price equal to the Outstanding Balance of such Debt (the “Repurchase Price”) as of the Purchase Date relating to the Repurchase Date; provided, however, such Seller may in its sole discretion elect to pay the Repurchase Price (determined as of the date of such remittance) to the Purchaser at any time prior to such Repurchase Date. In addition, such Seller shall be required to pay the Repurchase Price (determined as of the date of such remittance) to the Purchaser as follows: (a) if a Termination Event or Potential Termination Event exists on the date on which a Responsible Officer of such Seller or of the Seller Agent obtains knowledge or receives notice that a Purchased Debt is determined not to have been an Eligible Debt on the relevant Purchase Date, such Seller shall be required to pay the Repurchase Price (determined as of the date of such remittance) to the Purchaser within two (2) Business Days after the date on which a Responsible Officer of such Seller or of the Seller Agent obtains such knowledge or receives such notice or, if earlier, the immediately succeeding Purchase Date, (b) if a Termination Event or Potential Termination Event occurs after the date on which a Responsible Officer of such Seller or of the Seller Agent obtains knowledge or receives notice that a Purchased Debt is determined not to have been an Eligible Debt on the relevant Purchase Date, such Seller shall be required to pay the Repurchase Price (determined as of the date of such remittance) to the Purchaser within two (2) Business Days after the date of on which such Termination Event or Potential Termination Event occurred or, if earlier, the immediately succeeding Purchase Date, (c) if a Purchase Date does not occur within forty five (45) days after a Responsible Officer of such Seller or of the Seller Agent obtains knowledge or receives notice that any Purchased Debt is determined not to have been an Eligible Debt on the relevant Purchase Date, such Seller shall be required to pay to the Purchaser the Repurchase Price (determined as of the date of such remittance) on such forty fifth (45th) day and (d) if a Purchase Date occurs within forty five (45) days after a Responsible Officer of such Seller or of the Seller Agent obtains knowledge or receives notice that any Purchased Debt is determined not to have been an Eligible Debt on the relevant Purchase Date, and on the related Repurchase Date the sum of the Funded Amounts to be paid to such Seller is less than the Purchase Price Credit, such Seller shall be required to pay to the Purchaser the Repurchase Price on such Repurchase Date. Upon receipt by the Purchaser of the Repurchase Price (or the application of the related Purchase Price Credit), the related Purchased Debt shall be deemed to be assigned, transferred, sold and conveyed to the applicable Seller free and clear of any security interest created by the Purchaser but otherwise without representation or warranty.

4.3

If any Purchased Debt becomes subject at any time to any Dilution in excess of the Dilution Reserve for such Debt, the applicable Seller shall be required to remit to the Purchaser an amount equal to the amount of such excess Dilution (the “Dilution Adjustment Amount”) on the Remittance Date immediately following the date a Responsible Officer of such Seller or of the Seller Agent obtains knowledge or receives notice of the existence of such excess; provided, however, the Purchaser may in its sole discretion elect to receive the Dilution Adjustment Amount as a Purchase Price Credit in respect of any subsequent purchase of Purchased Debts from such Seller, which Purchase Price Credit shall be applied to reduce the amount payable in respect of any Eligible Debts purchased by the Purchaser from such Seller in accordance with the provision of Section 4.1. In addition, such Seller shall be required to pay the Dilution Adjustment Amount to the Purchaser as follows: (a) if a Termination Event or Potential Termination Event exists on the date on which such Dilution Adjustment Amount arises, such Seller shall be required to pay the Dilution Adjustment Amount to the Purchaser within two (2) Business Days after the date such Dilution Adjustment Amount arises or, if earlier, the immediately succeeding Purchase Date, (b) if a Termination Event or Potential Termination Event occurs after the date on which such Dilution Adjustment Amount arises, such Seller shall be required to pay the Dilution Adjustment Amount to the Purchaser within two (2) Business Days after the date of on which such Termination Event or Potential Termination Event occurred or, if earlier, the immediately succeeding Purchase Date, (c) if a Purchase Date does not occur within forty five (45) days after such Dilution Adjustment Amount arises, such Seller shall be required to pay the Dilution Adjustment Amount on such forty fifth (45th) day and (d) if a

Purchase Date occurs within forty five (45) days after such Dilution Adjustment Amount arises, and on related Purchase Date the sum of the Funded Amounts to be paid to such Seller is less than the Dilution Adjustment Amount, such Seller shall be required to pay the Dilution Adjustment Amount on the related Purchase Date.

4.4	If the Purchaser receives any Dilution Reserve Reimbursement, the Purchaser shall remit such Dilution Reserve Reimbursement to the applicable Seller on the earlier to occur of (i) the next Purchase Date after receipt of such Dilution Reserve Reimbursement and (ii) the Discharge Date.

5	FEES AND INTEREST

5.1	Interest

With respect to amounts not paid or deposited when due from a Seller to the Purchaser, such Seller shall pay the Purchaser, within ten (10) days after demand, interest on all such amounts not paid or deposited (from the date due or required to be deposited to and including the date paid or deposited) at a rate per annum equal to the most recently determined Applicable Rate plus [***] percent ([***]%).

5.2	Calculation of interest

Any interest accruing under this Agreement and payable to the Purchaser accrues from day to day on the basis of the actual number of days elapsed and a year of three hundred sixty (360) days.

5.3	Early termination fee

Upon any termination of this facility pursuant to the exercise by the Seller Agent of its right in the definition of Expiration Date to declare the Expiration Date, the Seller Agent shall pay to the Purchaser on the date declared by the Seller Agent to be the Expiration Date a fully earned and non-refundable early termination fee equal to the product of (a) the sum of the Debtor Purchase Limits and (b) [***].

6	ADMINISTRATION AND COLLECTION

6.1	Seller Agent as Collection Agent

(a)	The Purchaser hereby appoints the Seller Agent as the Purchaser’s agent to administer and collect the Purchased Debts and to enforce the Purchaser’s rights and interests in the Purchased Debts, the Associated Rights, the Related Security and the related Contracts of Sale. The Seller Agent hereby accepts such appointment. The Seller Agent hereby appoints each Seller to act as a sub-servicer for the Seller Agent in respect of the administration and collection of the Purchased Debts sold by such Seller and each such Seller hereby accepts such appointment; provided, however, that notwithstanding any appointment of any Seller as a sub-servicer, the Seller Agent shall remain primarily responsible and liable for all of its duties and obligations as collection agent hereunder. The appointment of each Seller as a sub-servicer shall automatically terminate, without notice, upon any termination hereunder of the Seller Agent as collection agent for the Purchaser.

(b)	The Purchaser may at any time, in its sole and absolute discretion, terminate and remove the Seller Agent from its role as collection agent for any Purchased Debt upon [***] days’ notice to the Seller Agent; provided that no such removal shall be effective unless a replacement collection agent has been designated as provided in the next sentence and has accepted such appointment. Upon any such removal, the Purchaser may designate as collection agent any person (including the Purchaser) to succeed the Seller Agent as collection agent for any Purchased Debt.

(c)

Notwithstanding section 6.1(b) above, with respect to any Purchased Debt that is a Delinquent Debt or a Bankrupt Debt, the Purchaser shall have the rights, and the Seller Agent and the related Seller shall have the obligations, described in section 6.3(a), as such rights and obligations relate solely to such Debts, and the Purchaser may, following at least [***] notice to the Seller Agent (which time period shall not be in addition to any other time period applicable to any prior notice to required by any other provision of this Agreement, including, without limitation, pursuant to section 6.3(a)) otherwise take such action as it deems necessary to collect the Outstanding Balance of such Debts, including, without limitation, dealing directly with the Debtor thereof; provided that the Purchaser may, without the consents of any of the Seller Agent or any Seller, but subject to the foregoing notice requirement, subcontract with any other person for the administration and collection of all or any portion of such Debts at the Purchaser’s cost and provided, further, that if, with respect to any such Delinquent Debt, the Seller Agent provides evidence reasonably acceptable to the Purchaser that there are unallocated collections related to Debts of the related Approved Debtor, which if allocated, would permit the payment in full of all such Delinquent Debts and all other unpaid Debts of such Approved Debtor, then the Purchaser shall not exercise any rights otherwise provided for under this section 6.1(c) in respect of such Delinquent Debts.

6.2	Duties and Covenants of the Seller Agent as Collection Agent

(a)	The Seller Agent shall take or cause to be taken all such actions as it deems necessary or advisable to collect each Purchased Debt from time to time, all in accordance with applicable laws, rules and regulations unless non-compliance with such applicable laws, rules and regulations would (i) not have a Material Adverse Effect or (ii) result in any Purchased Debt ceasing to be an Eligible Debt. The Seller Agent shall use reasonable care and diligence at all times in the performance of its duties hereunder consistent with the reasonable commercial practice of prudent collection agents involved in the management and collection of proceeds with respect to assets similar to the Debts but in any case with no less reasonable care and diligence than it would use with respect to its own receivables and in all cases, in accordance with the Credit and Collection Policy.

(b)	The Seller Agent and each Seller (with respect to Accounting Records relating to Debts sold by it hereunder) shall hold all Accounting Records that evidence or relate to the Purchased Debts in trust for the Purchaser. The duties and obligations of the Seller Agent and each Seller as trustee of all such Accounting Records shall be and are subject to the duties and obligations of the Seller Agent and each Seller as the trustee for the Purchaser of all such Accounting Records. The Seller Agent or the applicable Seller shall, as soon as practicable upon demand of the Purchaser, deliver or make available to the Purchaser all Accounting Records in its possession which evidence or relate to any Purchased Debts.

(c)	[reserved]

(d)	The Seller Agent and each Seller, as applicable, agrees to promptly and correctly record in each of their respective Accounting Records its obligation to collect the Purchased Debts and the Associated Rights and obtain the benefits of the Related Security and that such assets have been sold to, and are owned by, the Purchaser.

(e)

Neither the Seller Agent nor any Seller may under any circumstances consent to (i) any payment delays, waivers of payments, extension of payment terms, negotiation of settlements of Outstanding Balances, or (ii) amend, forgive, discharge, compromise, cancel or waive the terms or conditions, of any Purchased Debt without the Purchaser’s prior written consent; provided, however, if the Seller Agent or any Seller determines that it is in the best interests of maintaining client relations (in order to effect a reconciliation of the terms and conditions of the Purchased Debt on the books and records of the Debtor with the books and records of the applicable Seller and the Seller Agent) with the related Approved Debtor, any of the Seller Agent or the Seller that sold such Purchased Debt to the Purchaser may purchase the related Debt from the Purchaser for an amount equal to the current Outstanding Balance of such Purchased Debt and may, following such purchase, grant any such payment delay, waiver of payments, extension of payment terms, negotiation of settlements of Outstanding Balances or amend, forgive, discharge, compromise, cancel or waive the terms or conditions of any Purchased Debt or otherwise make any amendment or modification of such Purchased Debt in each case, in order to effect such above-mentioned reconciliation.

(f)	The Seller Agent agrees to notify the Purchaser promptly of any event, fact, condition or circumstance of a Responsible Officer of the Seller Agent is aware that would be reasonably likely to have a material effect upon such Seller’s or the Seller Agent’s credit decisions to maintain or continue to originate Debts owning from any Approved Debtor.

(g)	The Seller Agent agrees to keep separately identifiable records covering the transactions contemplated by this Agreement, including the identity and collection status of each Purchased Debt sold by such Seller to the Purchaser.

(h)	The Seller Agent shall forward to the Purchaser on each Remittance Date with respect to each Purchased Debt, all Remittances of Purchased Debts received by it or any Seller on or after the prior Remittance Date (or, in the case of the first Remittance Date, since the first Purchase Date) and to, but excluding the current Remittance Date.

(i)	Neither the Seller Agent nor any Seller may take any action or permit any person to take any action relating to the enforcement of any Purchased Debt that would make the Purchaser a party to any litigation or arbitration proceeding without the Purchaser’s prior written consent.

(j)	In the case of any Insolvency of a Debtor, the Seller Agent and each Seller agrees to take all steps necessary to preserve any claim relating to the Purchased Debt against such Debtor, including without limitation submitting any claim, proof of debt or other documentation required in any Insolvency proceeding affecting the Debtor and taking such other steps as requested by the Purchaser.

6.3	Rights of the Purchaser

(a)	At any time upon at least [***] prior notice to the Seller Agent, the Purchaser may, in its sole and absolute discretion deliver to any Approved Debtor the Debtor Notification.

(b)	Each Seller hereby authorizes the Purchaser to take, at any time on or after the occurrence of a Purchaser Action Event, any and all steps in such Seller’s name and on behalf of such Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under all Purchased Debts, including, without limitation, endorsing such Seller’s name on checks and other instruments representing Remittances and enforcing such Debts and the Related Security and related Contracts of Sale; provided, however, that the Purchaser agrees to act in accordance with all applicable laws in taking such steps.

(c)	At any time on or after the occurrence of a Purchaser Action Event, the Purchaser may direct the Seller Agent and each Seller to, at their respective sole expense, segregate all cash, checks and other instruments received by it from time to time constituting Remittances in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Purchaser or its designee.

6.4	Responsibilities of the Sellers

Anything to the contrary herein notwithstanding:

(a)	Each Seller shall perform its obligations under the Contracts of Sale related to each Purchased Debt sold by it to the same extent as if such Debt had not been sold, and the exercise by the Purchaser of its rights hereunder shall not release any Seller from any of its duties or obligations with respect to any such Debts or under the related Contracts of Sale; and

(b)	The Purchaser shall not have any obligation or liability with respect to any Purchased Debt or any related Contract of Sale, nor shall it be obligated to perform the obligations of any Seller thereunder.

6.5	Remittances

(a)	The Parties agree that, if a Remittance Date is also a Purchase Date, the Purchaser, at its sole option, may, but shall not be required to, reduce the amounts to be paid over to the Purchaser by each Seller under section 6.2(h) by subtracting from such amounts an amount equal to the amounts owing by the Purchaser under section 4.1, such that the mutual obligations owing under such sections are discharged by the making of one (1) payment by the Purchaser to the Seller Agent, on behalf of the Sellers, or one (1) payment by the Seller Agent, on behalf of the Sellers, to the Purchaser, as the case may require after giving effect to such netting.

(b)	If the Purchaser receives any Remittance in respect of a Purchased Debt in a currency other than the Approved Currency, the Purchaser shall convert that Remittance to the Approved Currency at the Spot Rate of Exchange on the date of conversion. The applicable Seller will be responsible for all bank charges, fees and commissions incurred in such conversion together with all resulting exchange rate losses and shall pay all such amounts to the Purchaser immediately upon delivery by the Purchaser to the Seller Agent of an invoice therefor.

(c)	Neither the Seller Agent nor any Seller shall be required, except upon the occurrence and during the continuation of a Termination Event, to segregate Remittances from the general funds of the Seller Agent or such Seller prior to remittance thereof in accordance with section 6.2(h). If the Seller Agent or any Seller is required to segregate Remittances pursuant to the terms of this Agreement, such person shall segregate such amounts and deposit them with a bank designated by the Purchaser.

(d)	Following a Downgrade Event, the Seller Agent and each Seller shall make daily Remittances of Purchased Debts received on or after the prior Remittance Date.

(e)	Purchaser agrees that if at any time after it delivers a Debtor Notification or has terminated the Seller Agent in its role as collection agent hereunder it receives any amounts from or on behalf of an Approved Debtor other than with respect to a Purchased Debt, (i) if the Purchaser has possession of such amounts, it will promptly (and in any event within ten (10) Business Days after it has determined that it has received any such amounts) remit such amount to Seller Agent or (ii) if the Purchaser does not have possession of such amounts, it will within such ten (10) Business Day period request that the Investors return to the Purchaser such amounts and the Purchaser will promptly, after receipt of such amounts from the Investors, remit such amount to the Seller Agent, in each case, together with such details as shall be available to the Purchaser with respect to such amount received.

6.6	Servicing Fee

(a)

During the period of time that the Seller Agent acts as the collection agent hereunder it shall be entitled to receive from the Purchaser a servicing fee. The servicing fee is included in the calculation of the Purchase Price for any Eligible Debt (in particular, in the determination of the Discount) and in neither case will be separately stated. The Purchaser, the Seller Agent and each Seller have bargained for the sale of the Purchased Debts at a Purchase Price on the basis of collection services being the responsibility of the Seller Agent and the parties agree that the imbedded portion of the servicing fee in the Purchase Price represents an amount, in addition to the value of the related Purchased Debt that is a market fee and is expected to be more than adequate to cover the anticipated costs to such Seller of collection services. Each Seller hereby agrees to pay to the Seller Agent (and the Seller Agent may net from any payment it receives on behalf of a Seller in respect of the Purchase Price for any Eligible Debt sold by a Seller) the related servicing fee for such Eligible Debt. For the avoidance of doubt, it is understood by the parties hereto that, because the servicing fee is taken into account in calculating the Purchase Price for each Eligible Debt (in particular, in the determination of the Discount), no payment of any Purchase Price will be increased by any amount in respect of the payment of the servicing fee or the sub-servicing fee and, for so long as a Seller is the collection agent, no separate payment of the servicing fee or the sub-servicing fee shall be made or payable by the Purchaser.

(b)	The Seller Agent, in its capacity as the collection agent, shall be required to pay all expenses incurred by it in connection with its servicing activities or sub-servicing activities, as applicable, hereunder (including payment of the fees and expenses of any of its agents) and shall not be entitled to additional reimbursement from the Purchaser therefor.

(c)	If the Seller Agent ceases to act as collection agent hereunder, the Purchaser shall exclude the servicing fee described in section 6.6(a) from the calculation of the Purchase Price of any Eligible Debt.

7	[RESERVED]

8	REPRESENTATIONS AND WARRANTIES

8.1	General representations and warranties

Each Seller and the Seller Agent represents and warrants to the Purchaser that the representations and warranties set forth on Part I of Exhibit B hereto are true and correct; provided, however, that only the Sellers shall make the representations and warranties set forth in clauses (b) and (s) of Part I of Exhibit B hereto.

8.2	Times for making representations and warranties

(a)	Save where otherwise specified, the representations and warranties set out in Part I of Exhibit B are made by each Seller and the Seller Agent on the Effective Date, or, if a Seller becomes a party to this Agreement in accordance with the provisions of section 25, on the date such Seller becomes a party hereto.

(b)	Unless a representation and warranty is expressed to be given at or as of a specific date or dates only, each representation and warranty set out in Part I of Exhibit B is deemed to be repeated by each Seller and the Seller Agent on each Purchase Date.

8.3	Warranties relating to Purchased Debts

In relation to each Purchased Debt sold by a Seller, such Seller will be deemed to have given the representations and warranties set forth on Part II of Exhibit B on the Purchase Date with respect to such Purchased Debt.

9	COVENANTS

9.1	General Affirmative and Negative Covenants

The Seller Agent and each Seller covenants as set forth on Part I of Exhibit C.

9.2	Covenants relating to Purchased Debts

In respect of Debts of a Seller generally, each Seller covenants in favor of the Purchaser as set forth on Part II of Exhibit C.

9.3	Know Your Customer Undertakings.

Each Seller and the Seller Agent has taken commercially reasonable action to comply in all material respects with the undertakings set forth in Schedule 7.

10	REPORTS AND INFORMATION

10.1	Reports on Debts

The Seller Agent agrees to provide to the Purchaser, in form and substance acceptable to the Purchaser:

(a)	(account activity) on each Reporting Date a report of the account activity (including amounts of payments and Dilutions) and changes in account status for each Purchased Debt, including Debts that are subject to a Dispute or that are Delinquent Debts.

(b)	(Debtor master file) on each Offer Date and on any Business Day that there is a deletion or addition of a Debtor or change in any Debtor’s name or address , the name of each such Debtor and the address of each Debtor on such date;

(c)	(aging) on each Reporting Date, a detailed accounts receivable aging relating to the TV Distribution Business Line, including unallocated cash;

(d)	(roll forward) on the Reporting Date occurring in January, April, July and October, a detailed accounts receivable roll forward accounting relating to the TV Distribution Business Line showing activity (on a monthly basis) for the preceding twelve (12) months, including a reconciliation to the last report provided; and

(e)	(other reports) promptly upon the Purchaser’s reasonable request, other reports with respect to the Debts, including but not limited to reconciliations, payments, invoices, proof of delivery, shipping documentation, and projections.

10.2	Financial statements and other reporting

(a)	The Seller Agent agrees to provide to the Purchaser:

(i)	(A) as soon as available and in any event within 60 days after the end of the first three quarters of any fiscal year, consolidated balance sheets of the Seller Agent and its Subsidiaries as of the end of such quarter and consolidated statements of income and consolidated cash flows of the Seller Agent and its Subsidiaries for such quarter and the portion of the fiscal year then elapsed, certified by the controller, chief financial officer or treasurer of the Seller Agent and (B) as soon as available, and in any event within 105 days after the end of each fiscal year of the Seller Agent, audited financial statements for such year of the Seller Agent and its consolidated Subsidiaries and prepared in accordance with GAAP and certified by KPMG LLP (as to any period prior to the acquisition by Comcast Corporation of its interest in the Seller Agent) or Deloitte & Touche LLP (as to any period beginning on, and occurring after, the acquisition by Comcast Corporation of its interest in the Seller Agent) or other independent public accountants of recognized national standing reasonably acceptable to the Purchaser; provided that, with respect to the 2010 fiscal year, such audited financial statements shall be provided upon the later of (x) April 15, 2011 and (y) the date occurring 90 days after the closing date of the joint venture between General Electric Company and Comcast Corporation; provided further that the Purchaser shall be deemed to have met such requirement if it shall have publicly filed reports at such time with the Securities and Exchange Commission which shall include such financial statements (when such filing is available on EDGAR);

(ii)	as soon as possible and in any event within seven (7) days after (A) the occurrence of each Termination Event or Potential Termination Event, (B) any material change in the Credit and Collection Policy or (C) any action, proceeding or judgment affecting the Seller Agent or any Seller which could reasonably be expected to have a Material Adverse Effect, a statement of the Chief Financial Officer of the Seller Agent or such Seller setting forth details thereof and the action that the Seller Agent or such Seller has taken and proposes to take with respect thereto;

(iii)	at least forty five (45) Business Days prior to any change in any Seller’s name, a notice setting forth the proposed name and the effective date thereof; and

(iv)	such other information documents, records or reports in respect of the Purchased Debts, the Associated Rights, the Related Rights, the financial condition of Seller or any of its Subsidiaries as the Purchaser may from time to time reasonably request.

(b)	The Seller Agent covenants that all financial statements provided under this Agreement will:

(i)	fairly present the financial condition (consolidated if it has Subsidiaries) of the relevant person as at the dates thereof and for the periods then-ended;

(ii)	comprise at least a consolidated balance sheet, profit and loss account and cashflow statement as at the dates thereof and for the periods then-ended;

(iii)	be prepared in accordance with GAAP, consistently applied, except as noted therein.

10.3	Compliance Certificates

The Seller Agent shall supply to the Purchaser a compliance certificate with its financial statements in the form attached hereto as Schedule 3. Each such compliance certificate must be signed by the controller, chief financial officer or treasurer of the Seller Agent.

11	TERMINATION EVENTS AND CONSEQUENCES

11.1	Each of the following is a Termination Event; provided, however, in any instance where the Performance Guarantor has timely performed the obligation of a Seller (including giving effect to any grace periods in this section 11.1) that gives rise to a Termination Event, then the failure by such Seller to so act or perform shall not constitute a Termination Event:

(a)	(non-payment) the Seller Agent, the Guarantor or any Seller does not pay within five (5) Business Days after the due date, in the case of the Seller Agent or any Seller, or after demand in the case of the Guarantor, any amount payable by it under the Receivables Documents in the manner required under the Receivables Documents;

(b)	(breach of terms) the Seller Agent, the Guarantor or any Seller does not comply with any term of the Receivables Documents, unless the non-compliance:

(i)	is capable of remedy; and

(ii)	if such breach relates to (x) any report required by section 10, is remedied within ten (10) Business Days after the earlier of the Purchaser giving notice of the breach and a Responsible Officer of the Seller Agent becoming aware of the non-compliance or (y) any provision of the Agreement other than section 10, is remedied within fifteen (15) Business Days after the earlier of the Purchaser giving notice of the breach and a Responsible Officer of the Seller Agent becoming aware of the non-compliance;

(c)	(representation or warranty) a representation or warranty made or deemed to be repeated by the Seller Agent, the Guarantor or any Seller in any Receivables Document or in any document delivered by or on behalf of the Seller Agent, the Guarantor or any Seller under any Receivables Document is incorrect or misleading in any material respect when made or deemed to be repeated and such breach is not cured within three (3) Business Days after the earlier of the Purchaser giving notice of the breach and a Responsible Officer of the Seller Agent, the Guarantor or such Seller, as applicable, becoming aware of such breach; provided, however, that, such period shall be extended for up to an additional thirty (30) days if such breach is capable of cure and Seller Agent or the Guarantor, as applicable, is diligently pursuing a cure; provided, further, however, that this section 11.1(c) shall not apply to any failure of a Debt to have been an Eligible Debt on the date of the related Notice of Assignment, the sole remedy with respect to which shall be as provided in section 4.2;

(d)	(indebtedness) the Seller Agent or the Guarantor shall fail to pay when due any amount in respect of any Indebtedness and such failure shall continue after any applicable grace period, or any other event shall occur or condition shall exist in respect of such Indebtedness and shall continue after any applicable grace period, the effect of which is to result in such Indebtedness becoming due and payable prior to the stated maturity thereof; provided, however, that such Indebtedness is at least (i) two hundred million dollars ($200,000,000) for Indebtedness;

(e)	(insolvency) the Seller Agent, the Guarantor or any Seller is Insolvent or an Insolvency proceeding occurs in respect of the Seller Agent or any Seller;

(f)	(suspension) the Seller Agent, the Guarantor or any Seller suspends, ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business or to change the nature of its business from that undertaken at the date of this Agreement;

(g)	(Receivables Documents) with respect to any Receivables Document:

(i)	it is or becomes unlawful for the Seller Agent, the Guarantor or any Seller to perform any of its obligations under any Receivables Document to which it is a party;

(ii)	any Receivables Document to which it is a party is not effective against the Seller Agent, the Guarantor or any Seller, as applicable, in any material respect or is alleged by the Seller Agent, the Guarantor or any Seller to be ineffective in any material respect for any reason; or

(iii)	the Seller Agent, the Guarantor or any Seller repudiates or rescinds a Receivables Document to which it is a party or evidences an intention to repudiate or rescind a Receivables Document to which it is a party;

(h)	(joint venture ownership) the failure of Comcast Corporation to own at any time, directly or indirectly, at least fifty one percent (51%) of the then-outstanding membership interests of the Seller Agent;

(i)	(litigation) any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or enquiry occurs (including any such by any monopoly, anti-trust or competition authority or commission, or any equivalent body in the United States or any division of any of them or authority deriving power from any of them) concerning or arising in consequence of any of the Receivables Documents or the implementation of any matter or transaction provided for in the Receivables Documents, and which is reasonably likely to be determined adversely to the Seller Agent, the Guarantor or any Seller, and which if so determined would have a Material Adverse Effect; or

(j)	(judgment) one or more judgments or orders is made against the Seller Agent, the Guarantor, or any Seller involving an aggregate liability (not paid or fully covered by insurance) of more than two hundred million dollars ($200,000,000) unless all those judgments and orders are vacated, discharged or stayed pending appeal within thirty (30) days of their being made.

11.2	Consequences of Termination Events

If a Termination Event occurs (i) under clauses (e) or (g) of section 11.1, the Facility shall automatically terminate without any action by the Purchaser and the Purchaser may, if not previously canceled, cancel any agency that the Seller Agent and of any or all Sellers may have under the Facility to manage and collect any Purchased Debts, (ii) under any clause of section 11.1 other than (e), (g) or (h), the Purchaser may, in its absolute discretion, upon written notice to the Seller Agent, the Guarantor or any Seller, terminate all or any part of the Facility and, if not previously canceled, cancel any agency of the Seller Agent or any or all Sellers may have under the Facility to manage and collect any Purchased Debts or (iii) under clause (h) of section 11.1, , the Purchaser may, in its absolute discretion, at any time on or after the sixtieth (60th) day following the date on which Comcast Corporation fails to maintain the minimum ownership set forth in such clause (h) of the Seller Agent, upon written notice to the Seller Agent, the Guarantor or any Seller, terminate all or any part of the Facility and, if not previously canceled, cancel any agency of the Seller Agent or any or all Sellers may have under the Facility to manage and collect any Purchased Debts.

12	TERM AND TERMINATION OF FACILITY

12.1	Term

The Facility shall terminate on the Termination Date.

12.2	Termination

Upon the termination of the Facility for whatever reason:

(a)	the Seller Agent and each Seller agrees that it will not attempt to cancel any notices of transfer or assignment given to Debtors in respect of any Purchased Debts or attempt to collect Purchased Debts itself;

(b)	at the Purchaser’s request the Seller Agent will advise any Debtors with credit balances that the Purchaser is not responsible for them; and

(c)	each Seller will be responsible for all credit balances on Debtors’ accounts related to such Seller and will indemnify the Purchaser in respect of all claims by Debtors for those balances.

12.3	Continuing rights and obligations

(a)	Except as otherwise provided, the termination of the Facility shall not affect the respective rights and obligations of the Seller Agent, any Seller, the Guarantor or the Purchaser in respect of:

(i)	any Debts which shall have come into existence prior to its termination; or

(ii)	any transactions or events having their inception prior to the termination of the Facility, including the continuation of any interest, fees, charges, costs or expenses.

(b)	All rights and obligations (including the continuation of any interest, fees, charges, costs or expenses, if applicable) hereunder that arose prior to the termination of the Facility shall remain in full force and effect until all monies due from the Seller Agent or any Seller shall have been received by the Purchaser and all monies due from the Purchaser to the Seller Agent or the Sellers shall have been paid.

(c)	Notwithstanding the termination of the Facility as a result of the occurrence of a Termination Date described in clause (c) of the definition thereof, the Purchaser shall be entitled (but shall not be obligated) to purchase any Eligible Debts described in any Notice of Assignment delivered to the Purchaser prior to such termination but for which the Purchase Date has not yet occurred. Such purchase, if made by the Purchaser, shall be upon the terms and conditions contained in this Agreement, notwithstanding the prior termination of the Facility as described in this paragraph, and all Eligible Debts so purchased shall be Purchased Debts for all purposes under this Agreement.

13	NATURE OF TRANSACTION; GRANT OF SECURITY INTEREST

13.1	True sale

It is the intent of the parties hereto that each purchase and sale of a Debt under this Agreement is and shall be a sale of such Debt for all purposes and not a loan secured by such Debts. Each such sale shall be absolute and irrevocable, providing the Purchaser with the full risks and benefits of ownership of the related Purchased Debts (such that the related Purchased Debts would not be property of a Seller’s estate in the event of its bankruptcy). The parties agree that appropriate UCC financing statements have been or shall promptly be filed to reflect that each Seller is the seller and the Purchaser is the purchaser of the Debts under this Agreement.

13.2	Security interest

Each Seller and the Purchaser have structured this Agreement with the intention that each purchase of Debts hereunder be treated as a sale of such Debts by the related Seller to the Purchaser for all purposes.

Each Seller and the Purchaser shall record each purchase as a sale or purchase, as the case may be, on its books and records, and reflect each purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of each Seller and the Purchaser, any purchase of a Debt hereunder is not characterized as a sale thereof, each Seller hereby grants to the Purchaser a security interest, as security for all of each Seller’s respective Seller Liabilities, in all of the present and future rights of each Seller in: (a) all Purchased Debts of such Seller; (b) Related Security with respect to each such Debt of such Seller; (c) all sums standing to such Seller’s credit with the Purchaser; (d) any of such Seller’s property related to such Debts of such Seller in the Purchaser’s possession; (e) all Associated Rights with respect to such Debt and (f) all proceeds of the foregoing including insurance proceeds (collectively, the “Collateral”) (and the parties hereto agree that this Agreement shall be deemed to be a security agreement for such purposes). The terms “accounts”, “instruments”, “documents”, “chattel paper”, “deposit accounts” and “general intangibles”, as used herein, shall have the respective meanings ascribed to such terms in the Uniform Commercial Code as in effect in any applicable jurisdiction. Recourse to security shall not at any time be required and each Seller shall at all times remain liable for the repayment upon demand of all of their respective Seller Liabilities. Each Seller irrevocably authorizes the Purchaser at any time and from time to time to file in any jurisdiction all financing statements, amendments thereto and continuation statements provided for by the Uniform Commercial Code as in effect in any applicable jurisdiction in order to perfect or continue the perfection of the Purchaser’s interests in the Collateral (or any interest in assignee of the Purchaser therein). Each Seller shall cooperate with the Purchaser in the filing, recording or renewal thereof (and shall if requested execute such documents as may be necessary in such regard), and to pay all out-of-pocket search, filing and recording fees and expenses related thereto (including, without limitation, fees of counsel to Purchaser to cause filings to be made), and, to the extent required or permitted by applicable law, each Seller authorizes the Purchaser to make any filing for any of the foregoing purposes and to sign, for the foregoing purposes, such Seller’s name thereon. Each Seller shall execute, acknowledge and/or deliver such other instruments or assurances as the Purchaser may reasonably request to effectuate the purposes of this Agreement.

14	POWER OF ATTORNEY

14.1	Each Seller appoints the Purchaser as its attorney in fact to:

(a)	execute or sign any deeds or documents (including assignments) relating to Purchased Debts sold by such Seller;

(b)	obtain payment of the Purchased Debts sold by such Seller;

(c)	complete, deal with, negotiate or endorse Remittances of all Purchased Debts sold by such Seller;

(d)	institute, conduct, compromise or defend any legal proceedings relating to the Purchased Debts sold by such Seller;

(e)	settle any indebtedness to the Purchaser or to Debtors relating to each Purchased Debt, sold by such Seller; and

(f)	perform such other lawful acts as the Purchaser in its absolute discretion may consider reasonably necessary or expedient in connection with the foregoing.

This power of attorney, being coupled with an interest, is irrevocable and shall not expire until all monies and obligations due to the Purchaser under all of the Receivables Documents have been paid and discharged and the applicable Seller is under no further obligation to the Purchaser under any of the Receivables Documents.

The Purchaser hereby agrees that it will not exercise its rights under the foregoing power of attorney until a Purchaser Action Event has occurred.

14.2	Each Seller hereby ratifies all actions lawfully taken by any attorney, substitute attorney or agent under the powers set out above.

15	INDEMNITIES AND TAXES

15.1	Currency indemnity

(a)	Each Seller shall, as an independent obligation, indemnify the Purchaser against any loss or liability which the Purchaser incurs as a consequence of:

(i)	the Purchaser receiving an amount in respect of such Seller’s liability under the Receivables Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order,

in a currency other than the Approved Currency.

(b)	Unless otherwise required by law, each Seller waives any right it may have in any jurisdiction to pay any amount under the Receivables Documents in a currency other than the Approved Currency.

15.2	Other indemnities

(a)	Subject to clause (d) of this section 15.2, each Seller shall indemnify the Purchaser against any loss or liability which the Purchaser incurs (including without limitation any loss or liability incurred by the Purchaser as a result of any sale by the Purchaser of any Purchased Debt to any Investor solely to the extent that such loss or liability arises as a result of a breach by the Seller Agent or a Seller of the terms of this Agreement, it being understood that any such indemnity in respect of the matters referred to in this parenthetical clause shall not include (A) any indemnification for any termination fees or breakage cost or other, similar fee or (B) any penalty provided for by contract in favor of any Investor which exceeds the amount of or is more favorable than those provided for in this Agreement) as a consequence of:

(i)	the occurrence of any Termination Event arising from the action or inaction by such Seller or otherwise related to such Seller;

(ii)	any failure by such Seller to pay any amount due by such Seller under a Receivables Document on its due date;

(iii)	the purchase or ownership by the Purchaser of any Eligible Debt;

(iv)	claims by third parties related to such Seller’s right to transfer ownership of any Purchased Debt sold by such Seller to the Purchaser;

(v)	breach by such Seller of any of its representations, warranties, covenants or other agreements of such Seller made under this Agreement;

(vi)	dealing with Disputes by Debtors or any matters arising out of any such Disputes, to the extent related to any Purchased Debt sold by such Seller;

(vii)	enforcing, attempting to enforce or considering the enforcement of any Receivables Document against such Seller;

(viii)	matters arising out of any breach by such Seller of its obligations under any data protection legislation to which it is subject;

(ix)	any misuse of or damage by such Seller to the Software;

(x)	the provision by such Seller to or access by the Purchaser of incorrect, incomplete or inaccurate Electronic Data; or

(xi)	the Purchaser’s reliance on information the Purchaser reasonably believes to have been sent to it from such Seller in accordance with section 21.5 or acting or relying on any notice that the Purchaser reasonably believes to be from such Seller or the Seller Agent and to be genuine, correct and appropriately authorized.

(b)	The Seller Agent shall indemnify the Purchaser against any loss or liability which the Purchaser incurs (including without limitation any loss or liability incurred by the Purchaser as a result of any sale by the Purchaser of any Purchased Debt to any Investor solely to the extent that such loss or liability arises as a result of a breach by the Seller Agent of the terms of this Agreement, it being understood that any such indemnity in respect of the matters referred to in this parenthetical clause shall not include (A) any indemnification for any termination fees or breakage cost or other, similar fee or (B) any penalty provided for by contract in favor of any Investor which exceeds the amount of or is more favorable than those provided for in this Agreement) as a consequence of:

(i)	breach by the Seller Agent of any of its representations, warranties, covenants or other agreements of the Seller Agent made under this Agreement; enforcing, attempting to enforce or considering the enforcement of any Receivables Document against such Seller;

(ii)	matters arising out of any breach by the Seller Agent of its obligations under any data protection legislation to which it is subject;

(iii)	any misuse of or damage by the Seller Agent to the Software;

(iv)	the provision by the Seller Agent to or access by the Purchaser of incorrect, incomplete or inaccurate Electronic Data; or

(v)	the Purchaser’s reliance on information the Purchaser reasonably believes to have been sent to it from the Seller Agent in accordance with section 21.5 or acting or relying on any notice that the Purchaser reasonably believes to be from the Seller Agent and to be genuine, correct and appropriately authorized.

(c)	Subject to clause (d) of this section 15.2 each of the Sellers, jointly and severally, shall indemnify the Purchaser against any loss or liability incurred by the Purchaser as a result of investigating any event which the Purchaser reasonably believes to be a Termination Event or a Potential Termination Event arising from any action or inaction by any Seller or otherwise related to any Seller.

(d)	Notwithstanding the foregoing, no Seller shall have any obligation to indemnify the Purchaser for any loss, cost or expense incurred by the Purchaser resulting from (i) the bankruptcy, insolvency or financial inability of any Debtor of any Purchased Debt to pay any amount owed by such Debtor in respect of such Debt or (ii) the Purchaser’s bad faith, gross negligence or willful misconduct.

15.3	Stamp taxes

With respect to any Seller, such Seller shall pay and indemnify the Purchaser against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Receivables Document and any Purchased Debt sold by such Seller.

15.4	Requirement to gross-up

All payments to be made to the Purchaser under the Receivables Documents shall be made free and clear of and without deduction for or on account of Tax unless the person making such payment is required by law to make such a payment subject to the deduction or withholding of tax, in which case the sum payable in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including any deduction or withholding applicable to additional sums payable under this section), the Purchaser receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or been required to be made.

15.5	Nature of Indemnities

Each of the indemnities in this Agreement shall continue in full force and effect notwithstanding termination of this Agreement.

16	FEES, EXPENSES AND CHARGES

16.1	Initial costs

On the Effective Date the Seller Agent, on behalf of the Sellers, shall pay to the Purchaser (to the extent not previously reimbursed) the amount of all costs and expenses (including the costs and expenses of legal advisers) reasonably incurred by the Purchaser in connection with due diligence visits, the negotiation, preparation, printing, execution and perfection of the Receivables Documents and other documents contemplated thereby.

16.2	Subsequent costs

The Seller Agent, on behalf of the Sellers shall pay to the Purchaser the amount of all reasonable costs and expenses (including the costs and expenses of legal advisers and auditors) reasonably incurred by it in connection with:

(a)	the Purchaser auditing any Purchased Debt (including any Field Examination Fee);

(b)	due diligence visits, the negotiation, preparation, printing, execution and perfection of any Receivables Document and other documents contemplated thereby executed after the date of this Agreement (other than amendments);

(c)	any amendment, waiver or consent made or granted in connection with any Receivables Documents to which the Purchaser is a party;

(d)	any other matter not of an ordinary administrative nature arising out of or in connection with any Receivables Document to which the Purchaser is a party; and

(e)	investigating any event that the Purchaser reasonably believes to be a Termination Event or a Potential Termination Event.

16.3	Enforcement costs

The Seller Agent, on behalf of the Sellers shall pay to the Purchaser the amount of all costs and expenses (including the costs and expenses of legal advisers) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Receivables Document to which the Purchaser is a party.

16.4	Charges

The Seller Agent, in its capacity as collection agent, will pay all out-of-pocket costs, expenses and charges incurred by the Purchaser in connection with the operation of the Facility for third-party banking services, including, without limitation, for:

(a)	collecting any Remittances in a currency other than an Approved Currency;

(b)	collecting Remittances in an Approved Currency drawn on a bank outside the Applicable Jurisdiction;

(c)	dealing with dishonored Remittances; and

(d)	wire transfers.

17	AMENDMENTS AND WAIVERS

Except as otherwise specifically set forth in this Agreement, no modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement. Failure of a party to exercise any of its rights under this Agreement or any delay in exercising such rights shall not be deemed a waiver of such right or any other of such party’s rights.

18	CHANGES TO THE PARTIES

18.1	Assignments and transfers generally

Except as otherwise provided herein, none of the Purchaser, the Seller Agent or any Seller may assign or transfer any of its rights and obligations, or delegate any of its duties, under this Agreement or any other Receivables Document to which it is a party without the prior consent of each of the other parties hereto, and any such attempted assignment or transfer without such consents shall be null and void.

18.2	Costs resulting from change of Seller

Subject to section 18.1 above, with respect to the Seller Agent or any Seller, any costs, charges or expenses (including legal expenses) reasonably incurred by the Purchaser by reason of or in connection with any transfer or assignment by the Seller Agent or any Seller of any of their respective rights or obligations under this Agreement or any other Receivables Document to which it is a party shall be for the sole account of the Seller Agent or such Seller, as applicable, including the cost of preparing any documentation to be entered into by such Seller to give effect to or otherwise facilitate such transfer or assignment.

18.3	Assignments and transfers by the Purchaser

(a)	Notwithstanding section 18.1, the Purchaser (the “Existing Purchaser”) may at any time assign or transfer any of its rights and obligations under this Agreement to any Affiliate (the “New Purchaser”).

(b)	Any reference in this Agreement to the Purchaser includes a New Purchaser.

(c)	Notwithstanding section 18.1, the Purchaser may sub-participate or subcontract its obligations under this Agreement to any Affiliate or any Financial Institution; provided, however, that the Purchaser shall remain liable for all of such obligations hereunder.

(d)	Notwithstanding section 18.1, the Purchaser may sell, assign, participate, sub-participate or otherwise transfer to any person any Purchased Debt without the consent or approval of, or notice to, any Seller or the Seller Agent; provided that the Seller Agent shall have no obligation to perfect the interest of such transferee.

(e)	The Purchaser may disclose to any potential permitted assignee, transferee, participant, sub-participant or any other person who may enter into or be proposing to enter into contractual relations with the Purchaser in relation to any Receivables Document such information about the Seller Agent and any Seller or any other person as it sees fit; provided that the Purchaser enters into a commercially reasonable confidentiality agreement with such party to protect any Confidential Information.

19	DATA PROTECTION AND DISCLOSURE OF INFORMATION

The Purchaser hereby notifies the Seller Agent and each Seller and any individuals who are directors, partners or shareholders in the Seller Agent or any Seller and any directors, partners or shareholders of any of the Seller Agent, any Seller or any of their respective Affiliates, of the Purchaser’s intention, where it considers it necessary, to:

(a)

store and process information about such individuals on their computers (and on the computers of any other company in the group consisting of the General Electric Company and the General Electric Company worldwide group of Subsidiaries and affiliated companies (each a “group company”) and in any other way; and to use such information for credit or financial assessments preventing money laundering, fraud or other wrongdoing, making payments, recovering monies, training, preparing statistics and protecting the interests of the Purchaser or group company;

(b)	search such individuals’ records at a credit reference agency of the Purchaser’s choice, which may show searches made and information given by other businesses; details of the Purchaser’s searches will be kept by such agency and may be seen by other organizations that make searches with the agency; such individuals may obtain details of the credit reference agencies and other third parties from whom the Purchaser obtains and to whom the Purchaser may give information about them by calling such relevant Purchaser and asking for the Data Protection Officer whose details are set out in this Agreement; such individuals have a legal right to these details; such individuals can also obtain a copy of the information such relevant Purchaser holds about them by writing to such relevant Purchaser’s Data Protection Officer at its address and contact details set out in this Agreement; a fee will be payable;

(c)	search such individuals’ record with a fraud prevention agency; if at any time they give the Purchaser false information or procure the giving of false information to the Purchaser and the Purchaser suspects fraud the Purchaser will record this;

(d)	give information about such individuals to (i) any of the group companies for the purposes stated in (a) above; (ii) any potential guarantor of any Seller’s obligations to the Purchaser so it can assess such obligations; (iii) the Seller Agent’s or any Seller’s bankers, auditors, accountants or other advisers acting for the Seller Agent or any such Seller, so that they can carry out their services; (iv) people who provide a service to the Purchaser (including insurers, legal and tax advisers) or are acting as the Purchaser’s agents so they can carry out their services; (v) anyone to whom the Purchaser may assign, transfer or sub-participate the Purchaser’s rights and duties under the Facility in accordance with this Agreement (or any agent or security trustee) to facilitate such assignment, transfer or sub-participation, provided that the Purchaser enters into a commercially reasonable confidentiality agreement with such party to protect such information; (vi) anyone where the law so allows or the Purchaser has a legal duty of disclosure or needs to protect its interests; and

(e)	monitor and/or record telephone conversations with such individuals, the Seller Agent and/or any Seller for training and/or security purposes.

20	CONFIDENTIALITY

The Purchaser will maintain as confidential during the term of this Agreement any Confidential Information using the same standard of care as it uses in protecting its own confidential information of a similar nature and otherwise on the following terms and conditions:

(a)	The Purchaser may disclose Confidential Information on a confidential, “need-to-know” basis to the Purchaser’s and the Purchaser’s Affiliate’s employees, officers, directors and agents (including attorneys) (“Representatives”) in connection with the Transaction, but the Purchaser shall direct each Representative to treat the Confidential Information confidentially;

(b)	The Purchaser may disclose without liability any Confidential Information if such disclosure is reasonably believed by the Purchaser to be compelled or required by any law, court decree, subpoena, legal or administrative order or process, or legitimate request of any governmental agency or authority (collectively, an “Order”). Unless prohibited by the terms of an Order, the Purchaser shall notify the applicable Seller of the receipt of any such Order and shall reasonably cooperate, at such Seller’s expense, with any attempt by such Seller to obtain an appropriate protective order; and

(c)

Any Confidential Information shall be, upon a Seller’s written request, either returned or destroyed; however, the Purchaser shall not be required to expunge from its records internally generated documents (including electronic copies) containing Confidential Information which it maintains under its normal record retention policy, but the Purchaser shall continue to maintain as confidential all such documents pursuant to the terms of this Agreement.

The provisions of this section 20 supersede all prior agreements relating to Confidential Information and shall survive the termination of this Agreement for a period of one (1) year thereafter.

21	NOTICES

21.1	In writing

(a)	Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by overnight courier, fax, e-mail or any other electronic communication approved by the Purchaser.

(b)	For the purpose of this Agreement, an electronic communication will be treated as being in writing and a document.

21.2	Contact details

(a)	The contact details of each Party for all communications in connection with this Agreement are those set out on Schedule 4 attached hereto or specified in a Seller’s Joinder Agreement, as the case may be, or as otherwise notified to the other parties pursuant to this section.

(b)	Any party may change its contact details by giving five (5) Business Days’ notice to the other parties to any Receivables Document entered into with it in accordance with this section 21.

(c)	Notwithstanding the provisions of section 17 of this Agreement, from time to time the Purchaser may update and distribute to the Seller Agent a revised Schedule 4 to include contact details for additional Sellers who become parties to this Agreement pursuant to the provisions of section 25. Such revised Schedule 4 will replace the then-current Schedule 4 in its entirety and be deemed fully effective.

21.3	Delivery

(a)	Any written notice from the Purchaser to the Seller Agent or a Seller may be given or served by delivering it at or addressing it to:

(i)	such address advised to and acknowledged by the Purchaser as being effective for the purposes of the Receivables Document to which it is a party;

(ii)	the address last known to the Purchaser at which such Seller carried on business; or

by handing it to any officer of such Seller.

(b)	Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

21.4	Effectiveness

(a)	Except as provided below, any communication in connection with this Agreement (or any other Receivables Document to which the sender and the recipient are parties) will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery to such person;

(ii)	if sent by overnight courier, when received by the addressee thereof;

(iii)	if by fax, when received by the addressee in legible form; and

(iv)	if by e-mail or any other electronic communication, when received by the addressee in legible form.

(b)	A communication given under paragraph (a) above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

21.5	Authority to act

The Purchaser may accept and act upon any information believed by the Purchaser in good faith to have been sent by a Seller even though such information may not originate from such Seller or the sender had no authority to send it.

22	WAIVERS AND EXCLUSION OF LIABILITY

(a)	No failure or delay by the Purchaser in exercising any right or remedy under any Receivables Document to which it is a party shall operate as a waiver thereof nor will any single or partial exercise of any right or remedy prevent any further or other exercise of any other right or remedy. Such rights and remedies are cumulative and not exclusive of any right or remedy provided by law.

(b)	No party hereto shall be liable to any other party hereto for any consequential, secondary or indirect loss, injury or damage or any loss of or damage to goodwill, profits or anticipated savings (however caused) (save to any extent caused by the fraud of any of its officers or from liability for personal injury or death caused by its negligence).

(c)	No party hereto shall be liable to any other party hereto for any loss, injury, damage or any failure to comply, or any delay in complying with its obligations hereunder, which is caused directly or indirectly by:

(i)	downtime, unavailability, failure or malfunction of its website, any computer hardware, equipment, any software, or of any telephone line or other communication system, service, link or equipment, whether it is the property of the Purchaser, any Seller, any network provider or any other party; or

(ii)	any error, discrepancy or ambiguity in any Electronic Data.

(d)	No party hereto shall be liable to any other party hereto if it is delayed in or is unable to perform its duties directly or indirectly because of an event of Force Majeure.

In this section, Force Majeure means an act of God, natural disaster, any exchange control, governmental or other official regulations or requirements, the outbreak of war, any terrorist act, revolution, civil insurrection, strike, lockout, industrial action or failure of postal, banking or communication services and any circumstances outside the Purchaser’s or a Debtor’s reasonable control.

23	GOVERNING LAW, ENFORCEMENT

23.1	Governing law

This Agreement is governed by and shall be interpreted in accordance with the internal laws of the State of New York without regard to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

23.2	Jurisdiction

The Seller Agent, each Seller and the Purchaser irrevocably consents and submits to the jurisdiction of the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York, for the purpose of any suit, action or proceeding relating to this Agreement or the Facility.

23.3	Waiver of trial by jury

THE SELLER AGENT, EACH SELLER AND THE PURCHASER HEREBY (A) IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL ON ANY CLAIM OR ACTION

ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY CLAIM, DEFENSE, RIGHT OF SET OFF OR OTHER ACTION PERTAINING HERETO OR TO ANY OF THE FOREGOING; (B) RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS AGREEMENT; AND (C) REPRESENT AND WARRANT THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

24	GENERAL

24.1	Set-off

(a)	With respect to the Seller Agent or any Seller, the Purchaser may (and is hereby authorized by the Seller Agent and each Seller to), at any time and without notice to the Seller Agent or any Seller, combine and consolidate all or any accounts of the Seller Agent or a Seller with the Purchaser and any of its Affiliates and set off any monies which the Purchaser or any of its Affiliates may at any time hold for the Seller Agent’s or a Seller’s account in or towards satisfaction of any of the related Seller Liabilities. The Purchaser shall not be obliged to exercise any of its rights under this section which shall be without prejudice to and in addition to any right of set-off or other similar right to which the Purchaser may at any time be entitled. Where any amounts due by the Seller Agent or a Seller to the Purchaser or any of its Affiliates, including those prospectively and contingently due, cannot immediately be ascertained, the Purchaser and its Affiliates may make a reasonable estimate thereof. For the avoidance of doubt, it is understood and agreed that the Purchaser’s rights contained in this clause (a) shall not be used to reimburse the Purchaser for the amount of any Purchased Debt that is not paid as a result of the bankruptcy, insolvency or financial inability of the Debtor of such Debt to pay any amount owed by such Debtor in respect of such Debt.

(b)	All payments made by the Seller Agent or any Seller under this Agreement shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

24.2	Certificates and determinations

Any demand, certificate or determination given by the Purchaser to the Seller Agent or any Seller in writing specifying any rate of commission or any amounts due and payable under or in connection with any provision of the Receivables Documents to which each of them is a party shall (in the absence of manifest error, provided that such manifest error is notified in writing to that Purchaser) be conclusive and binding upon the Seller Agent or such Seller, as applicable, and in any proceedings against such Seller shall be prima facie evidence of such rate of commission or amounts so due and payable.

24.3	Severability

If a term of a Receivables Document is or becomes illegal, invalid or unenforceable in any jurisdiction in relation to any party to such Receivables Document, that will not affect:

(a)	in respect of such party the legality, validity or enforceability in that jurisdiction of any other term of the Receivables Documents;

(b)	in respect of any other party to such Receivables Document the legality, validity or enforceability in that jurisdiction of that or any other term of the Receivables Documents; or

(c)	in respect of any party to such Receivables Document the legality, validity or enforceability in other jurisdictions of that or any other term of the Receivables Documents.

24.4	Counterparts

Each Receivables Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Receivables Document. Delivery of an executed counterpart of a signature page to any Receivables Document by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart such Receivables Document.

24.5	Purchaser’s Account for Seller Remittances

All remittances required to be made by the Seller Agent or any Seller to the Purchaser under this Agreement shall be made by federal funds wire transfer to the following account of the Purchaser:

[***]

[***]

[***]

ABA Routing #: [***]

Account #: [***]

Account Name: [***]

Remittances shall include the applicable GECC WCS client number as a reference.

24.6	Entire Agreement

This Agreement, together with all schedules, exhibits and annexes hereto, including any Joinder Agreements entered into pursuant to section 26 (all of which shall constitute an integral part of this Agreement), sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect hereto.

25	SELLER AGENT

Each Seller hereby appoints NBCUNIVERSAL Media, LLC to act as its agent hereunder in the capacity herein of “Seller Agent” and NBCUNIVERSAL Media, LLC hereby accepts such appointment. The Seller Agent hereby agrees to forward to each Seller, such Seller’s applicable pro-rata share of any funds received by the Seller Agent on behalf of the Sellers and each Seller hereby agrees to pay to the Seller Agent is pro-rata share of any amounts payable by the Seller Agent hereunder on behalf of the Sellers. For the avoidance of doubt, any amounts payable hereunder by the Seller Agent on behalf of any Seller or the Sellers shall be paid by the Seller Agent regardless of whether the Seller Agent has first received any or all of the applicable Sellers’ pro-rata shares thereof.

26	JOINDER OF PARTIES

26.1	Upon the written consent of the Purchaser (in its sole discretion), Affiliates of the Seller Agent may become Sellers for all purposes hereunder by executing a joinder agreement in the form attached as Exhibit D hereto (each, a “Joinder Agreement”) and a back-up certificate in the form attached as Exhibit E hereto.

26.2	Nothing in this Agreement shall cause, or be interpreted to cause, any Seller party to this Agreement to be jointly and severally liable to the Purchaser under, or with respect to, any claims or causes of action related to this Agreement with respect to the duties, obligations, undertakings, indemnifications, representations, warranties or covenants of any other Seller.

27	NO INDIRECT OR CONSEQUENTIAL DAMAGES

NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER; PROVIDED, THAT DAMAGES CONTRACTUALLY PROVIDED FOR HEREIN SHALL NOT BE DEEMED TO BE CONSEQUENTIAL OR INDIRECT.

28	EXTENSION OF EXPIRATION DATE

The Expiration Date may be extended for successive one (1) year periods (not to exceed two (2) such extensions after the initial Expiration Date) at the request of the Seller Agent on behalf of the Sellers and with the written consent of the Purchaser. The Seller Agent may request the Purchaser to extend the Expiration Date by providing written notice to the Purchaser requesting such extension, which notice shall to the Purchaser delivered not less than thirty (30) days prior to the then-existing Expiration Date.

[signatures appear on the following pages]

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

PURCHASER:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Paul DeDomenico

	Name:	Paul DeDomenico

	Title:	Authorized Signatory

[signatures continue on the following page]

SELLER:

UNIVERSAL CITY STUDIOS PRODUCTIONS LLLP

By:	/s/ W. Scott Seeley

	Name:	W. Scott Seeley

	Title:	Assistant Secretary

SELLER AGENT:

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Lynn Calpeter

	Name:	Lynn Calpeter

	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Brian Doerger

	Name:	Brian Doerger

	Title:	Executive Vice President and Controller

EXHIBIT A

DEFINITIONS AND CONSTRUCTION

1.1	As used herein, the following terms shall have the following meanings:

Accounting Records: in respect of (i) any Seller, all books, ledgers and records of any kind and in any medium relating to its business or financial position and to the Purchased Debts sold by it pursuant to this Agreement and (ii) the Seller Agent, all books, ledgers and records of any kind and in any medium relating to its business or financial position and to all sales made by the Sellers pursuant to this Agreement.

Additional Dilution Reserve: for each Purchased Debt, the product of (i) the Noticed Value thereof and (ii) (A) if a Downgrade Event occurs, [***], or (B) prior to the occurrence of a Downgrade Event, [***].

Adjustments: all discounts, allowances, returns or rebates asserted by or on behalf of any Debtor with respect to any Debt.

Affiliate: with respect to any person, a person which, directly or indirectly, controls or is controlled by or is under common control with such person.

Agreed Payment Terms: the terms of payment a Seller may make available to a Debtor in respect of Debts as set out in the Schedule 1.

Applicable Jurisdiction: the applicable jurisdiction as stated in Receivables Schedule.

Applicable LIBOR Term: for Eligible Debts with remaining terms of (a) three (3) months or less, three (3) months, (b) more than three (3) months, but fewer than or equal to twelve (12) months, such remaining term (in months) or the closest period of time (in months) thereto and (c) greater than twelve (12) months, an interpolated rate using twelve (12) month LIBOR and the U.S. dollar swap rate (versus three (3) month LIBOR).

Applicable Margin: shall be as set forth on Schedule 5 for each Debtor and shall be adjusted in accordance with section 3.3. In determining this margin, the Purchaser has taken into account the possibility that the Purchaser may experience credit losses on the Purchased Debts.

Applicable Rate: the percentage rate per annum equal to the sum of:

(a)	LIBOR; and

(b)	the Applicable Margin.

For purposes of determining the Applicable Rate in connection with calculating any Discount, LIBOR shall be determined using the Applicable LIBOR Term. For purposes of determining the Applicable Rate for section 5.1 of the Agreement, LIBOR shall be determined using an Applicable LIBOR Term of one (1) month.

Approved Currency: any currency specified as such in the Receivables Schedule, or notified in writing by the Purchaser to a Seller, as being a currency in which Eligible Debts may be denominated.

Approved Debtor: any person or entity designated as such on Schedule 5 or otherwise designated as an Approved Debtor by the Purchaser, in its sole and absolute discretion, from time to time.

Approved Territory: any territory specified as such in the Receivables Schedule, or notified in writing by the Purchaser to a Seller, as an approved territory and in which Debtors may be situated or from which payments may originate, in each case in order for Debts to qualify as Eligible Debts.

Associated Rights: in relation to any Debt, any of the following:

(a)	all of the applicable Seller’s rights that arise under the Contract of Sale or that are rights as an unpaid vendor;

(b)	all evidence of the Contract of Sale or its performance and evidence of any Disputes arising thereunder;

(c)	all documents of title to goods, warehouse keepers’ receipts, bills of lading, shipping documents, airway bills or similar;

(d)	the benefit of all insurances and all rights and powers under the insurance policies;

(e)	all Remittances, securities, Security Interests, Debtor Support Documents and guarantees;

(f)	all Accounting Records; and

(g)	all Returned Goods and their proceeds of sale.

Attributable Indebtedness: means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Indebtedness shall be the lesser of the Attributable Indebtedness determined assuming termination on the first date such lease may be terminated (in which case the Attributable Indebtedness shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date on which it may be so terminated) or the Attributable Indebtedness determined assuming no such termination.

Bankrupt Debt: means a Debt the Debtor of which is Insolvent.

Bankruptcy Code: Title 11 of the United States Code, as amended.

Business Day: a day (other than a Saturday or a Sunday) on which banks are open for general business in New York and London.

Capital Lease Obligations: of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Code: means the Internal Revenue Code of 1986, as amended from time to time.

Collateral: has the meaning described in section.

Confidential Information: with respect to the Seller Agent or any Seller, any written or oral information provided by or through the Seller Agent or such Seller, as applicable, in connection with the Facility relating to the business, finances, operations or affairs of the Seller Agent or such Seller, as applicable, other than any such information (i) which was in the possession of the Purchaser or any business unit of the Purchaser’s Working Capital Solutions division prior to any disclosure by the Seller Agent or such Seller, as applicable, and was not otherwise subject to a confidentiality agreement, (ii) which is publicly available, (iii) which becomes available to the Purchaser from sources not known by it to be subject to disclosure restrictions, or (iv) which is independently developed by the Purchaser or its Representatives.

Contract of Sale: a contract in any form, including a purchase order or invoice, between a Seller and a Debtor for the sale of Goods or the provision of services or work done.

Credit and Collection Policy: means those receivables credit and collection policies and practices of each Seller and of the Seller Agent in effect on the date hereof and approved by the Purchaser, set forth on Schedule 6, as the same may be modified with the consent of the Purchaser, which consent will not be unreasonably withheld, conditioned or delayed.

Days-To-Pay: for any Debt, the number of days from (but excluding) the related Purchase Date for such Debt to (and including) the anticipated date of payment to the Purchaser of the full Noticed Value of such Debt, as determined by Purchaser from time to time and noticed to the Seller, which determination shall be made on the basis of the historical payment data available to Purchaser with respect to the applicable Debtor and shall incorporate the customary settlement periods from receipt of payment from such Debtor by the Seller to receipt of such payment by the Purchaser. For the avoidance of doubt, the Days-To-Pay for the first Offer Date for each Approved Debtor shall be set forth in Schedule 5.

Debt: any obligation (present, future or contingent) of a Debtor to make payment under a Contract of Sale, including all Associated Rights, to a Seller.

Debtor: a person, other than a governmental entity, instrumentality or agency, to whom a Seller has sold goods or provided services in the ordinary course of business, or from whom an indebtedness is due and owing to a Seller under a contract of sale and who has outstanding liabilities or obligations to such Seller in respect of such goods sold or services provided.

Debtor Notification: with respect to any Approved Debtor, notice to such Approved Debtor by the related Seller and the Seller Agent, substantially in the form of Exhibit F thereto, (i) of the Purchaser’s ownership of the Purchased Debts under this Agreement and (ii) directing such Approved Debtor that all payments on any or all Purchased Debts owed by such Approved Debtor be made directly to the Purchaser or its designee.

Debtor Purchase Limit: in respect of any Approved Debtor, the amount specified in Schedule 5, which shall be adjusted in accordance with section 3.3.

Debtor Support Document: any letter of credit, guarantee, or third party commitment (whether conditional or unconditional) to pay all or part of a Purchased Debt.

Deemed Remittances: on any day, any Repurchase Price due and owing to the Purchaser hereunder and any Dilution Adjustment Amount due and owing to the Purchaser hereunder.

Delinquent Debt: means a Debt as to which any payment, or part thereof, remains unpaid for more than thirty (30) days after the Due Date thereof.

Delivered: in relation to Goods:

(a)	their removal from a Seller’s control and from its premises, carriers and agents; and

(b)	their physical delivery in an Approved Territory to the Debtor or to its order; and

(c)	the assumption of risk therein by the Debtor; and

(d)	complete performance of the Contract of Sale,

and in relation to services, their complete performance, and Deliver and Delivery shall be construed accordingly.

Dilution: with respect to any Debt, any (a) Adjustment thereto or Dispute related thereto, with respect to which the related Debt remains unpaid in whole or in part for sixty (60) days after its Due Date and (b) non-cash reduction made on such Debt, if such non-cash reduction is made on a date earlier than the date described in clause (a) of this definition; provided, however, that any non-cash adjustment made due to the financial condition or Insolvency of the Debtor shall not constitute a Dilution.

Dilution Adjustment Amount: has the meaning described in section 4.3.

Dilution Ratio: as of any date of determination, the percentage equivalent of a fraction the numerator of which is equal to the aggregate dollar amount of all Dilutions (other than credits relating to warranties) relating to Debts arising from the TV Distribution Business Line that arose during the most recently ended twelve (12) calendar months and the denominator of which is equal to the aggregate Noticed Value of all Debts arising from the TV Distribution Business Line that arose during such period. Any information required to calculate the Dilution Ratio that is based on a period prior to the first Purchase Date shall be based on historical portfolio information with respect to the Debts arising from the TV Distribution Business Line as determined by the Purchaser. Each Seller agrees to provide the Purchaser with such information as reasonably requested by the Purchaser.

Dilution Reserve: means the sum of (i) the greater of (x) ten percent (10%) of the Noticed Value thereof and (y) the sum of (A) [***] times the Dilution Ratio as of the most recently then-ended calendar month and (B) [***] and (ii) the Additional Dilution Reserve.

Dilution Reserve Reimbursement: with respect to any Purchased Debt as to which all Remittances have been received, the excess, if any, of (i) the aggregate Remittances received in respect of such Purchased Debt over (ii) the sum of (A) the Funded Amount of such Purchased Debt and (B) the Discount for such Purchased Debt; provided however, if such Purchased Debt is not paid by the applicable Debtor due to the Insolvency of such Debtor or the financial inability of such Debtor to make any payment in respect of such Purchased Debt or in any case where such retention of any portion of the Dilution Reserve for such Purchased Debt would constitute recourse with respect to such uncollectible Purchased Debt, the Dilution Reserve Reimbursement shall be equal to the Dilution Reserve for such Purchased Debt.

Discharge Date: the date, following the date on which all amounts due in respect of all Purchased Debts have been received by the Purchaser or, if not received such failure to receive such amounts results from the related Debtor’s Insolvency or financial inability to make payment, on which the Parties are satisfied that all the obligations and liabilities of any Seller to the Purchaser under or in connection with the Receivables Documents and the Facility offered under this Agreement has been cancelled.

Discount: for each Eligible Debt purchased by the Purchaser, the amount calculated pursuant to the following formula:

NV × (AR/360) × (Days-To-Pay), where:

“NV” is the Noticed Value of the Debt; and

“AR” is the Applicable Rate.

Dispute: with respect to any Debt or Contract of Sale giving rise thereto: (i) any claim or demand with regard to price, terms, quantity, performance, quality or delivery of Goods or services; (ii) any other defense, set-off, retention, abatement, counter-claim or contra account raised or alleged by a Debtor or its representatives; and (iii) any other dispute by a Debtor concerning its liability to pay such Debt (whether to a Seller or to the Purchaser) or to pay such Debt by its Due Date. For the avoidance of doubt, it is understood and agreed that Dispute excludes the effects on any Debt or Contract of Sale or liability thereunder as a result of the bankruptcy, insolvency or financial inability of any Debtor to pay any amount owed by such Debtor in respect of such Debt.

Downgrade Event: at any time, (i) the failure of the Seller Agent to maintain a long-term debt rating of at least BBB- and Baa3 by S&P and Moody’s, respectively (or the equivalent rating by S&P or Moody’s, as applicable, if such rating agency modifies its rating denomination system) or (ii) the Seller Agent has no long-term debt rating from S&P or Moody’s or any such rating has been withdrawn by S&P or Moody’s.

Due Date: with respect to any Debt, the date established for payment by the related Debtor to a Seller under the related Contract of Sale.

Effective Date: the date on which the conditions precedent set forth in Part I of Schedule 2 have been satisfied or waived by the Purchaser.

Electronic Data: all information provided via the internet or any other form of electronic communication pursuant to the Receivables Documents.

Eligible Debt: any Debt that is not an Ineligible Debt.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate: any trade or business (whether or not incorporated) that is treated as a single employer with a Seller under Section 414 of the Code.

Expiration Date: the date that is the earlier of (i) one (1) year after the Effective Date; subject to adjustment as provided in section 27 and (ii) a date that is at least sixty (60) days after written notice by the Seller Agent to the Purchaser of the occurrence of the Expiration Date, provided, however, that the Expiration Date shall not occur under this clause (ii) until the Purchaser receives the fee required pursuant to section 5.3.

Facility: the receivables purchase facility provided in this Agreement.

Field Examination Fee: the fee specified as such in the Receivables Schedule, or such other amount as may be specified from time to time by the Purchaser.

Financial Institution: any bank, investment bank, trust company, credit union, thrift, broker-dealer, investment, loan or finance company, insurance company or other depository institution of similar ilk.

Funded Amount: for any Eligible Debt, an amount equal to the excess of the Purchase Price of such Eligible Debt over the Dilution Reserve calculated for such Eligible Debt.

Funding Limit: as specified in the Receivables Schedule.

GAAP: generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determinations. Subject to Section 1.2(e) of this Exhibit A, all references to GAAP shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in section.

Goods: any merchandise or materials, or where the context admits, any work or services that are the subject of a Contract of Sale.

Guarantee: of or by any person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof determined in good faith by the guarantor (assuming the guarantor is required to perform thereunder).

Guarantor: NBCUniversal Media, LLC, and any successor thereto.

Guaranty Obligation: as to any person, any (a) guaranty by such person of Indebtedness of any other Person or (b) legally binding obligation of such person to purchase or pay (or to advance or supply funds for the purchase or payment of) Indebtedness of any other person, or to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or to maintain working capital, equity capital or other financial statement condition of such other person so as to enable such other person to pay such Indebtedness; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the person in good faith.

Indebtedness: of any person means, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by any Security Interest on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such person with respect to Indebtedness of others, (g) all capital lease obligations of such person, (h) all Attributable Indebtedness under Sale-Leaseback Transactions under which such person is the lessee and (i) all obligations of such person as an account party in respect of outstanding letters of credit (whether or not drawn) and bankers’ acceptances; provided, however, that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred compensation, pension and other post-employment benefit liabilities and (iii) take-or-pay obligations arising in the ordinary course of business; provided, further, that in the case of any obligation of such Person which is recourse only to certain assets of such person, the amount of such Indebtedness shall be deemed to be equal to the lesser of the amount of such Indebtedness or the value of the assets to which such obligation is recourse as reflected on the balance sheet of such person at the time of the incurrence of such obligation; and provided, further, that the amount of any Indebtedness described in clause (e) above shall be the lesser of the amount of the Indebtedness or the fair market value of the property securing such Indebtedness.

Ineligible Debt: any Debt that at the time of the proposed purchase thereof by the Purchaser is a Debt:

(a)	that is owing by a Debtor that is either (i) Insolvent or (ii) not an Approved Debtor;

(b)	that did not arise under the related Seller’s TV Distribution Business Line;

(c)	the invoice for which is addressed to a Debtor outside an Approved Territory and/or in respect of which payment is to originate from outside an Approved Territory;

(d)	that is due by a Debtor, or arises in connection with a transaction, that the Purchaser determines does not comply with its know your customer requirements;

(e)	that is due by an Affiliate of a Seller;

(f)	that is due by a Debtor that has not been approved in writing by the Purchaser;

(g)	that is due by a Debtor of which a Seller or any director, partner or shareholder of such Seller is a partner or in which such Seller or such director, partner or shareholder has a controlling interest or otherwise maintains a relationship of dependence or interdependence, except as otherwise approved in writing by the Purchaser to such Seller as set forth in section 3;

(h)	that arises from Goods supplied by a Seller on approval, trial, evaluation, consignment, sale or return or similar terms;

(i)	that arises from the sale of capital or fixed assets of a Seller;

(j)	that relates to an obligation to pay royalty;

(k)	that is the subject of a Dispute;

(l)	that is a Past Due Debt;

(m)	that is due by a Debtor which has not purchased the Goods for its business;

(n)	that is subject to a prohibition on assignment or transfer or equivalent provision pursuant to the relevant Contract of Sale or any applicable law;

(o)	the failure of the Parent Company (as set forth in Schedule 5 hereto) of the Debtor thereof to own directly or indirectly more than fifty and one-tenth of one percent (50.1%) of either (a) the then outstanding equity interests of such Debtor or (b) the combined voting rights of the then outstanding voting securities of such Debtor;

(p)	which arose from a supply of Goods or services made after the first date on which a Responsible Officer of the applicable Seller had knowledge that the affected Debtor was Insolvent;

(q)	that is owing by any Debtor in excess of the Debtor’s Debtor Purchase Limit;

(r)	that is a Debt owing by any Debtor for which the Seller Agent has not provided a Debtor File in accordance with section 3.1;

(s)	that is a Debt for the payment of a finance or similar charge;

(t)	that arises from progress billings;

(u)	the payment term of which exceed the Agreed Payment Terms; or

(v)	that is denominated or payable in any currency other than the Approved Currency.

Insolvency: in respect of a Seller or any Debtor:

(a)	A case or proceeding is commenced against any such party seeking a decree or order in respect of such party (i) under the Bankruptcy Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such party or for any substantial part of any such party’s assets, or (iii) ordering the winding-up, liquidation or reorganization of the affairs of any such party, and such case or proceeding shall remain undismissed or unstayed for thirty (30) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction; or

(b)

Any such party (i) commences any case or proceeding or files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such party or for any substantial part of any such party’s assets, (iii) makes an assignment for the benefit of creditors, (iv) consents to, or takes any action in furtherance of, or indicates its consent to, approval of or acquiescence in, any of the foregoing, (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due, (vi) suspends making payments on any of its debts or announces an intention to do so or (vii) takes any step with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors.

and Insolvent shall be construed accordingly.

Investor: any Financial Institution or other person other than the Purchaser.

Joinder Agreement: has the meaning described in section 25.1.

Judgment Amount: the amount specified as such on the Receivables Schedule.

LIBOR: means the per annum rate determined by the Purchaser with respect to each Purchase Date to be the London Interbank Offered Rate for the Applicable LIBOR Term, that appears on Bloomberg Screen BBAM1 (or, if unavailable, the Reuters Screen LIBOR01) as of approximately 11:00 a.m. London time two (2) Business Days prior to the Purchase Date; provided that (i) if more than one such rate appears at such time on the applicable screen, the applicable rate shall be the arithmetic mean of all such rates, and (ii) in the event that LIBOR is not available on either the Bloomberg Screen BBAM1 or the Reuters Screen LIBOR01 at such time, the parties shall in good faith determine a reasonably comparable index or source to use as LIBOR.

Material Adverse Effect: means a material adverse effect on (a) the ability of any Seller or the Seller Agent to perform any of its obligations under the Receivables Documents to which it is a party in accordance with the terms thereof, (b) the validity or enforceability of any Subject Document or the rights and remedies of the Purchaser under any Subject Document or (c) the ownership interests or Security Interests of the Purchaser with respect to the Purchased Debts or the priority of such interests or Security Interests (in any case, to the extent required hereunder).

Material Agreement: with respect to the Seller Agent or any Seller, any loan, finance, sale, purchase or other similar agreement under which one hundred million dollars ($100,000,000) or more of loans or commitments to purchase or sell assets may be or become outstanding at any time.

Month-End Outstanding Balances: for any month, the sum of (a) the Outstanding Balance of all Debts previously sold by the applicable Seller to the Purchaser hereunder as of the last day of the preceding month plus (b) the Outstanding Balance of Debts sold by such Seller to the Purchaser hereunder during such month minus (c) the aggregate amount of Remittances that are applied during such month to reduce the Outstanding Balance of Debts previously sold by such Seller to the Purchaser minus (d) the aggregate amount of Dilutions during such month that reduced the Outstanding Balance of all Debts previously sold by such Seller to the Purchaser.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Notice of Assignment: a Seller’s notice (which may be delivered by the Seller Agent on behalf of a Seller) to the Purchaser, in the form agreed to by such Seller and the Purchaser, of all Eligible Debts and credit memos or other Adjustments which have come into existence but which have not previously been included in a Notice of Assignment submitted to the Purchaser by, or on behalf of, such Seller, together with such evidence (if any) of the performance of the Contract of Sale related to any Eligible Debts or reasons for a credit memo or Adjustment as the Purchaser may reasonably specify.

Noticed Value: for any Eligible Debt, the amount of the Eligible Debt as shown in a Notice of Assignment.

Offer Date: the date the first Notice of Assignment is delivered to the Purchaser under this Agreement and thereafter, for any Seller, each monthly date or quarterly date, as specified for such Seller in Schedule 4 or in such Seller’s Joinder Agreement, occurring during the term of this Agreement.

Original Financial Statements: the financial statements of NBC Universal, Inc. and its subsidiaries for its fiscal year ending December 31, 2009 and for the six (6) month period ending June 30, 2010.

Outstanding: in relation to a Debt, that such Debt is undischarged by the Debtor or any third party.

Outstanding Balance: of any Debt at any time means the unpaid balance of such Debt at such time.

Party: a party to this Agreement.

Past Due Debt: a Debt in respect of which any amount remains Outstanding at the end of the Past Due Period.

Past Due Period: the period specified as such in the Receivables Schedule.

Performance Guaranty: the Performance Guaranty, dated as of February 1, 2011, by the Guarantor in favor of the Purchaser.

Potential Termination Event: an event or circumstance which would be (with the expiry of a grace period or the giving of notice) a Termination Event.

Purchase Confirmation: has the meaning described in section 1.6.

Purchase Date: any Business Day on which the Purchaser delivers a Purchase Confirmation in accordance with section 1.6.

Purchase Price: in respect of an Eligible Debt, an amount equal to the excess of (a) the Noticed Value of such Debt over (b) the Discount calculated for such Debt.

Purchase Price Credit: the amount of any Deemed Remittances or other amounts owing from a Seller to the Purchaser under this Agreement that are either (i) not paid, including any amounts representing any Dilution Adjustment Amount or Repurchase Price, which, at the sole discretion of the Purchaser is to be applied as a Purchase Price Credit or (ii) amounts that the Purchaser has elected may be received by the Purchaser as a Purchase Price Credit pursuant to the provisions of section 4.

Purchase Price Notification: on each Purchase Date, the calculation of the aggregate of the Purchase Prices owing on such Purchase Date in a form satisfactory to the Purchaser, together with the amount equal to the aggregate of the related Funded Amounts, less any Purchase Price Credits then due from a Seller, plus any Dilution Reserve Reimbursement then due to the Purchaser pursuant to section 4.3, duly completed by the Purchaser and delivered by the Purchaser to a Seller on such Purchase Date.

Purchased Debt: any Debt accepted and purchased by the Purchaser in accordance with section. Error! Reference source not found.

Purchaser: the entity specified as Purchaser in the Parties section.

Purchaser Action Event: shall occur on the earliest to occur of: (i) [***] Business Days after delivery of notice by the Purchaser under section 6.1(b) terminating the Seller Agent in its role as collection agent, (ii) [***] Business Days after delivery of any Debtor Notification, and (iii) the occurrence of any Termination Event.

Rating Event: with respect to any Approved Debtor or its Parent Company (as set forth in Schedule 5), any reduction in such Approved Debtor’s (or Parent Company’s) long-term unsecured debt rating by either S&P or Moody’s, or suspension or termination by either S&P or Moody’s of any such long-term debt rating.

Receivables Documents:

(a)	this Agreement, together with any Joinder Agreements;

(b)	the Performance Guaranty;

(c)	all Notices of Assignment, confirmations, notices and certificates delivered or made by a Seller, or the Seller Agent on behalf of a Seller, under or in respect of any of the above; and

(d)	any other document (other than a Contract of Sale or directly related document) designated as such by a Seller and the Purchaser, as such document may be amended from time to time.

Receivables Schedule: the schedule of details of the Facility as set out on. Error! Reference source not found.

Related Security: with respect to any Debt, the following: (i) all Security Interests and property subject thereto from time to time purporting to secure payment of such Debt, whether pursuant to the contract related to such Debt or otherwise, including all rights of stoppage in transit, replevin, reclamation, supporting obligations and letter of credit rights (as such terms are defined in the UCC), and all claims of lien filed or held by or on behalf of a Seller on personal property; (ii) all rights to any goods whose sale gave rise to such Debt, including returned or repossessed goods; (iii) all instruments, documents, chattel paper and general intangibles (each as defined in the UCC) arising from, related to or evidencing such Debt; (iv) all UCC financing statements covering any collateral securing payment of such Debt; (v) all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Debt whether pursuant to the contract related to such Debt or otherwise; (vi) all records of any nature evidencing or related to such Debt, including contracts, invoices, charge slips, credit memoranda, notes and other instruments and other documents, books, records and other information (including, without limitation, computer data); and (vii) all proceeds and amounts received or receivable arising from any of the foregoing.

Remittances: cash, checks, bills of exchange, negotiable and non negotiable instruments, letters of credit, any form of electronic or on-line payments and any other remittance or instrument of payment in whatever form received by the Purchaser or a Seller towards discharge of a Purchased Debt, including, without limitation, with respect to Purchased Debts, Deemed Remittances.

Remittance Date: the third Business Day prior to the end of each calendar month; provided, however, that if a Downgrade Event occurs, then each Business Day shall be a Remittance Date.

Repeating Representations: at any time the representations and warranties which are then made or deemed to be repeated under section Error! Reference source not found.

Reporting Date: the fifteenth (15th) day of each month (or if such day is not a Business Day, on the first Business Day immediately following such date).

Repurchase Price: has the meaning described in section 4.2.

Responsible Officer: for any person, such person’s controller, treasurer or chief financial officer, senior director commercial finance, senior vice president for corporate and transactions law or any person performing duties similar to those of any of the of the foregoing, regardless of such person’s title.

Returned Goods: any Goods relating to or purporting to comply with a Contract of Sale which any Debtor shall for any reason reject or return or attempt to reject or return to a Seller or the Purchaser or which a Seller or the Purchaser recovers from a Debtor.

Sale-Leaseback Transaction: any arrangement whereby a person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

S&P: Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.

Securitization Facility: the receivables securitization facility evidenced by that certain Master Indenture, dated as of February 1, 2011, by and between NBCU Master Accounts Receivable Funding Master Note Trust and Deutsche Bank Trust Company Americas, as Trustee, the Series 2011-1 Series Supplement thereto and the “Related Documents” as such term is defined in such Master Indenture.

Securitization Facility Sub-Servicer Trigger Event: any “Sub-Servicer Trigger Event” (as defined in the Securitization Facility documents) that occurs pursuant to clauses (a), (b) or (c) of that defined term.

Security Interest: any mortgage, pledge, lien, assignment, set-off or trust arrangement for the purpose of creating security, reservation of title or any other agreement or arrangement having a substantially similar effect.

Seller: an entity specified as a Seller in the Parties section hereof or pursuant to a Joinder Agreement.

Seller Agent: the person appointed as the agent for the Sellers under section 25.

Seller Liabilities: with respect to a Seller, monies now or hereafter payable by such Seller to the Purchaser hereunder.

Software: any computer software provided by the Purchaser to enable a Seller to provide Electronic Data.

Spot Rate of Exchange: the spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with the Approved Currency at or about 11:00 AM on a particular day, as determined by the Purchaser.

Subject Document:

(a)	this Agreement, together with any Joinder Agreements;

(b)	the Performance Guaranty;

(c)	all Notices of Assignment and Purchase Confirmations; and

(d)	any other document (other than a Contract of Sale or directly related document) designated as such by a Seller and the Purchaser, as such document may be amended from time to time.

Subsidiary: any of:

(a)	an entity of which a person has direct or indirect control or owns directly or indirectly more than fifty percent (50%) of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; and

(b)	an entity treated as a subsidiary in the financial statements of any person pursuant to GAAP.

Supplier: any supplier of goods or materials to a Seller.

Tax: any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction: a deduction or withholding for or on account of tax from a payment under any Receivables Document.

Termination Date: the date that is the earliest to occur of:

(a)	the date following the occurrence of a Termination Event that the Purchaser declares to be the Termination Date; and

(b)	the Expiration Date.

Termination Event: an event specified as such in section Error! Reference source not found. (Termination Events).

TV Distribution Business Line: a Seller’s line of business consisting of licensing television programming (including motion pictures) for broadcast over cable, satellite, public airways and otherwise.

UCC: with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

Unrecovered Investment: on any date of determination, an amount equal to the aggregate of the Purchase Prices paid to all Sellers with respect to all Eligible Debts that are Outstanding on such date of determination.

1.2	Construction

(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	a document being in the agreed form means that such document is in a form agreed in writing by or on behalf of each Seller and the Purchaser;

(ii)	an amendment includes an amendment, supplement or restatement and amend will be construed accordingly;

(iii)	assets includes businesses, undertakings, securities, properties, revenues or rights of every description and whether present or future, actual or contingent;

(iv)	an authorization includes an authorization, consent, approval, resolution, permit, license, exemption, filing, registration or notarization;

(v)	disposal means a sale, transfer, assignment, grant, lease, license or other disposal, whether voluntary or involuntary and whether pursuant to a single transaction or a series of transactions, and dispose will be construed accordingly;

(vi)	guarantee means any guarantee, bond, letter of credit, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person, where, in each case, that obligation is assumed in order to maintain or assist the ability of that person to meet all or any of its indebtedness;

(vii)	incorporation includes the formation or establishment of a partnership or any other person and incorporate will be construed accordingly;

(viii)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(ix)	jurisdiction of incorporation includes any jurisdiction under the laws of which a person is incorporated;

(x)	know your customer requirements are the checks that the Purchaser requests in order to meet its obligations under applicable laws to identify a person who is (or is to become a customer), including without limitation anti-money laundering regulations, laws relating to trade controls, laws relating to specially designated nationals and blocked persons, and limitations or prohibitions under regulations of the Office of Foreign Assets Control of the United States Department of the Treasury;

(xi)	a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organization or other entity whether or not having separate legal personality;

(xii)	a regulation includes any regulation, rule, order, official directive, request or guideline (in each case, whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(xiii)	a currency is a reference to the lawful currency for the time being of the relevant country;

(xiv)	a Potential Termination Event or a Termination Event being outstanding means that it has not been remedied or expressly waived in writing;

(xv)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xvi)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xvii)	words imparting the singular include the plural and vice versa;

(xviii)	a Receivables Document includes (without prejudice to any prohibition on amendments) all amendments (however fundamental) to that Receivables Document or other document, including any amendment providing for any increase (however great) in the amount of a facility or any additional facility (however great);

(xix)	best knowledge, when modifying a representation, warranty, Termination Event or covenant or other statement of any Person, means that the fact or situation described therein is known by such person (or, in the case of a person other than a natural person, known by any officer of such person) making the representation, warranty or other statement, or, if such person had exercised ordinary care in performing his or its required duties, would have been known by such person (or, in the case of a person other than a natural person, would have been known by an officer of such person); and

(xx)	a time of day is a reference to time in the place where the Purchaser is domiciled.

(b)	Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)	notwithstanding subparagraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(c)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that party if it has ceased to be a party under this Agreement;

(ii)	a word or expression used in any other Receivables Document or in any notice given in connection with any Receivables Document has the same meaning in that Receivables Document or notice as in this Agreement;

(iii)	if there is an inconsistency between this Agreement and another Receivables Document, this Agreement will prevail.

(d)	The index to and headings in this Agreement do not affect its interpretation.

(e) All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.

EXHIBIT B

REPRESENTATIONS AND WARRANTIES

PART I:

(a)	(valid Existence; power of authority) it (A) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (B) has all power and all licenses, authorizations, consents and approvals of all Governmental Authorities required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted, including to execute, delivery and carry out the terms hereof; (C) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect; and (D) has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the Receivables Documents to which it is a party;

(b)	(UCC information) its true legal name as registered in the jurisdiction of its incorporation or organization, and the current location of its jurisdiction of incorporation or organization and the address of its chief executive office are set forth in Schedule 4, as amended from time to time in accordance with section 21.2(c). In addition, Schedule 4 lists its (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its incorporation or organization;

(c)	(authorization of transaction; no violation) the execution, delivery and performance of this Agreement and the other Receivables Documents to which it is a party and, solely with respect to the Sellers, the creation and perfection of all Security Interests and ownership interests provided for herein: (i) are within its powers, (ii) have been duly authorized by all necessary corporate or limited liability company action on its part, (iii) do not violate any provision of any law or regulation of any Governmental Authority, or contractual organizational restrictions, binding on it, except where such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iv) require no consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other Person, other than consents, notices, filings and other actions which have been obtained or made, (v) do not contravene or constitute a default under (A) its certificate of incorporation or formation or its bylaws or operating agreement, (B) any law or regulation applicable to it, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property (and, with respect to clauses (B), (C) and (D), except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect), and (vi) would not result in any liability on the part of the Purchaser to any third party or require the creation of any Security Interest over any asset of it, except as contemplated by this Agreement and the Receivables Documents;

(d)	(enforceability) this Agreement and each of the Receivables Documents to which it is a party have been duly authorized, executed and delivered by it and each constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and general equitable principles, whether applied in a proceeding at law or in equity; this Agreement creates the Security Interests in the Collateral that the Agreement purports to create and such Security Interests are valid and effective; and under the law of its jurisdiction of incorporation or organization, it is not necessary that any of the Receivables Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, or similar Tax be paid on or in relation to the Receivables Documents or the transactions contemplated by the Receivables Documents;

NBCU Receivables Purchase Agreement	Exhibit B: Page 1

(e)	(accuracy of certain information) all written factual information heretofore furnished by it to or at its direction for purposes of or in connection with this Agreement with respect to the Purchased Debts (including the related Associated Rights and Related Security) or its financial condition or any transaction contemplated hereby was true, complete and correct in all material respects on the date as of which such information was stated or certified, or as of the date most recently updated thereafter. The representation and warranty set forth in the immediately preceding sentence shall also be deemed to be made after the Effective Date with respect to any additional information on the date such information is delivered.

(f)	(no Termination Event)

(i)	no Termination Event has occurred and is outstanding or is reasonably likely to result from the entry into, the performance of, or any transaction contemplated by, any Receivables Document; and

(ii)	no other event or circumstance is outstanding which constitutes (or with the expiry of a grace period, the giving of notice, the making of any determination or the satisfaction of any other applicable condition will constitute) a default or termination event (however described), or an event resulting in an obligation to create security, under any document which is binding on it or any of its assets to an extent or in a manner which has a Material Adverse Effect;

(g)	(financial statements)

(i)	as of the Effective Date, any financial statements delivered by it:

(A)	have been prepared in accordance with GAAP consistently applied; and

(B)	fairly present the consolidated financial condition and results of its operations and the operations of its consolidated Subsidiaries as at the dates thereof and for the periods then ended.

(ii)	Since the date of the Original Financial Statements there has been no change in its assets or consolidated financial condition that would cause a Material Adverse Effect;

(h)	(use of proceeds) no proceeds it received under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board;

(i)	(insolvency) it has taken no action and no steps have been taken or legal proceedings started (or to the best of its knowledge and belief) threatened against it for its winding up, dissolution or re-organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets and it is not Insolvent or subject to any Insolvency;

(j)	(documents)

(i)	as of the Effective Date, the documents delivered to the Purchaser by it or on its behalf pursuant to section 2.1 (Initial conditions precedent) are genuine (or, in the case of copy documents, are true, complete and accurate copies of originals which are genuine), are up-to-date and in full force and effect (or if a copy, the original is up-to-date and in full force and effect) and have not been amended; and

(ii)	as at the date of their delivery, the documents delivered to the Purchaser under this Agreement by it or on its behalf after the Effective Date are genuine (or, in the case of copy documents, are true, complete and accurate copies of originals which are genuine), are up-to-date and in full force and effect (or, if a copy, the original is up-to-date and in full force and effect) and have not been amended;

NBCU Receivables Purchase Agreement	Exhibit B: Page 2

(k)	(perfection) all financing statements and other documents required to be recorded or filed in order to perfect the interest of the Purchaser in the Purchased Debts (including the related Associated Rights and Related Security) against all creditors of and purchasers from it have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings have been paid in full and its name, jurisdiction of incorporation or formation, entity type and formation number (if any) set forth in Schedule 4 are each true and correct;

(l)	(actions; suits) there is no Litigation pending, or to its best knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Governmental Authority or arbitrator, which are reasonably likely to be determined adversely and if so determined would, individually or in the aggregate, have a Material Adverse Effect;

(m)	(tax status; sale treatment) it has (i) filed all material tax returns (federal, state and local) required to be filed and paid or made adequate provision for the payment of all material Taxes, assessments and other governmental charges, except such Taxes, assessments and other governmental charges, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in accordance with GAAP, and, except for the failure to file tax returns and/or pay Taxes which failures do not, in the aggregate, have a Material Adverse Effect and (ii) accounted for each sale of Purchased Debts hereunder, in its books and financial statements as sales, consistent with GAAP;

(n)	(ERISA) (i) except as would not reasonably be expected to have a Material Adverse Effect, to its best knowledge, no steps have been taken by any person to terminate any pension plan the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA) and (ii) no contribution failure has occurred with respect to any pension plan sufficient to give rise to a lien under Section 302(f) of ERISA;

(o)	(know your customer undertakings) it has taken commercially reasonable action to comply in all material respects with the undertakings set forth in section 9.3;

(p)	(assets) immediately prior to the sale of any item of any Debt to the Purchaser, it is the sole legal and beneficial owner of such Debt;

(q)	(Security Interests) no Security Interest exists over the whole or any part of the Collateral except for those permitted under paragraph (o) of Part I of Exhibit C (no sales; liens);

(r)	(notification procedures) it has in place procedures that are reasonably designed to assure that each Responsible Officer receives full and prompt notice of each matter for which notice to a Responsible Officer may, under this Agreement, be a prerequisite to the occurrence of any event;

(s)	(true sale) immediately upon the transfer to the Purchaser of a Purchased Debt, the Purchaser shall acquire a valid and enforceable perfected first priority ownership interest in such Purchased Debt, such transfer was not made for or on account of an antecedent debt owed by it to the Purchaser, such transfer is not voidable under any section of the Bankruptcy Code and it was solvent before and after giving effect to such transfer;

(t)	(not an investment company) it is not, and is not “controlled by”, an “investment company”, in each case, within the meaning of the Investment Company Act of 1940; and

(u)	(Securitization Facility event) no Termination of Sale Notice Date (as defined in the Securitization Facility documents) has been declared under the Securitization Facility due to the occurrence of a Securitization Facility Sub-Servicer Trigger Event.

PART II:

(a)	all the information contained in the applicable Notice of Assignment is correct and complete and the related Debt has not been previously submitted to the Purchaser on a Notice of Assignment;

NBCU Receivables Purchase Agreement	Exhibit B: Page 3

(b)	the Debt relates to (i) an actual and bona fide sale and Delivery of Goods to the Debtor or services completely performed for the Debtor and is evidenced by an invoice or (ii) a payment due by a Debtor to such Seller arising in the ordinary course of business under a Contract of Sale between the Debtor and such Seller and is evidenced by an invoice;

(c)	the terms of payment of the Debt do not exceed the Agreed Payment Terms;

(d)	payment of the Debt in full is legally enforceable against the Debtor to whom the invoice is addressed in an Approved Territory, subject to any bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditor’s rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law;

(e)	such Seller has the absolute right to transfer the Debt to the Purchaser and without the consent or notification of any person and free from any Security Interest or other third party rights adversely affecting the Debt or the Goods;

(f)	the Debtor has an established place of business in an Approved Territory;

(g)	neither such Seller’s transfer of ownership of the Debt to the Purchaser nor the transfer to the Purchaser of information about any related Debtor violate any applicable laws or agreement;

(h)	the Noticed Value of the Debt is the amount due in respect of that Debt under the Contract of Sale;

(i)	(except in relation to credit memos validly raised by such Seller) all sums due from or obligations owed by such Seller to the Debtor have been paid or performed and such Seller does not have any other obligations towards the Debtor which, in either case, would give the Debtor the right to reduce the amount payable for the Debt;

(j)	no right or claim (whether valid or alleged) exists which will reduce or extinguish the Noticed Value of the Debt or affect the recoverability of the Debt;

(k)	the correct name and address of the Debtor and any required purchase order number appear on each invoice or credit memo, on any documents evidencing the Debt and on the Notice of Assignment;

(l)	each invoice or credit memo identifies the currency for payment as an Approved Currency;

(m)	the Debt is an Eligible Debt; and

(n)	such Debt is an “account” as defined in the applicable UCC.

NBCU Receivables Purchase Agreement	Exhibit B: Page 4

EXHIBIT C

COVENANTS

PART I:

(a)	(conduct of business; ownership) it shall, and shall cause each of its subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and in fields of enterprise reasonably related thereto or which represent reasonable extensions thereof, and, except where the failure to do so would not have a Material Adverse Effect, do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation or limited liability company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(b)	(authorization) to promptly obtain, maintain and comply with:

(i)	the terms of any authorization required to enable it to perform its obligations under, or for the validity or enforceability of, any Receivables Document and the transactions contemplated by it to the extent that failure to do so could reasonably be expected to have a Material Adverse Effect; and

(ii)	the terms of any authorization required to enable it to carry on its business in the ordinary course to the extent that failure to do so has a Material Adverse Effect;

(c)	(compliance with laws and material contracts); it shall comply with the terms of each Receivables Document to which it is a party and with all federal, state and local laws and regulations applicable to the transactions contemplated by this Agreement and the Purchased Debts, except to the extent that the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(d)	(Taxes) it shall pay all Taxes due and payable (or, where payments of Tax must be made by reference to estimated amounts, such estimated Tax (calculated in good faith) as due and payable for the relevant period) by it prior to the accrual of any fine or penalty for late payment, unless (and only to the extent that) payment of those Taxes is being contested in good faith and adequate reserves are being maintained for those Taxes and the costs required to contest them; and, except for Taxes where the failure to pay those Taxes does not have a Material Adverse Effect;

(e)	(know your customer requirements) it shall comply with the provisions of Schedule 7 hereto;

(f)	(Termination Event; Potential Termination Event)

(i)	to notify the Purchaser of any Termination Event or Potential Termination Event (and the steps, if any, being or proposed to be taken to remedy it) promptly upon becoming aware of its occurrence; and

(ii)	promptly on request by the Purchaser, it will confirm to the Purchaser whether a Termination Event or Potential Termination Event is outstanding and, if a Termination Event or a Potential Termination Event is outstanding, it will specify the Termination Event or Potential Termination Event and the steps, if any, being or proposed to be taken to remedy it;

(g)	(maintenance of files; inspections) it shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Debts, the Associated Right and the Related Security in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all the Purchased Debts, the Associated Right and the Related Security. Such documents, books and computer records shall reflect all

NBCU Receivables Purchase Agreement	Exhibit C: Page 1

facts giving rise to the Purchased Debts, the Associated Right and the Related Security, all Remittances and other payments and credits with respect thereto, and such documents, books and computer records shall clearly and unambiguously indicate the interests of Issuer in the Purchased Debts, the Associated Right and the Related Security.

Subject to any applicable confidentiality or similar agreement, at any reasonable time, upon at least two Business Days’ prior notice to it will permit representatives or agents of the Purchaser or any of the Purchaser’s Affiliates (including, for purposes of any inspection (but not visit) internal auditors, but excluding any third party auditors) (or such other person as such person may designate) during normal business hours, to (A) visit the properties of such Seller or the Seller Agent, as applicable, utilized in connection with the collection, processing or servicing of the Purchased Assets, the Associated Rights and the Related Security, and to discuss matters relating to the Purchased Debts, the Associated Rights and the Related Security or such Seller’s or the Seller Agent’s, as applicable, performance and activities under or in connection with this Agreement with any officer, employee or internal accountants of such Seller or Seller Agent, as applicable, having knowledge of such matters and (B) inspect and examine the Accounting Records and make copies of and abstracts from such Accounting Records relating to the Purchased Debts, the Associated Rights and the Related Security and otherwise inspect such Seller’s or the Seller Agent’s, as applicable, information technology systems or other data or computer systems.

Subject any applicable confidentiality or similar agreement, at any reasonable time, upon at least two Business Days’ prior notice to such Seller or the Seller Agent, as applicable, such Seller or the Seller Agent, as applicable, will permit representatives or agents of the Purchaser or any of the Purchaser’s Affiliates (including any third party auditors) during normal business hours to conduct audits related to the foregoing matters listed in the second paragraph of this clause (g).

Each Seller and the Seller Agent shall authorize such officers, employees, independent accountants and consultants, as applicable, to discuss with Servicer (or such Person as Servicer may designate) the affairs of such Seller or the Seller Agent, as applicable, as such affairs relate to the applicable Purchased Debts, the Associated Rights and the Related Security.

Any such (A) inspection with respect to a Seller or the Seller Agent described in the second paragraph of this clause (g) shall be conducted no more than once per calendar quarter, (B) audit with respect to a Seller or the Seller Agent described above shall be conducted no more than once per 12-month period and (C) visit with respect to a Seller or the Seller Agent described above shall be conducted at any time at the Purchaser’s reasonable request and, in each case, shall be conducted in accordance with such Seller’s or the Seller Agent’s, as applicable, rules respecting safety and security on its premises and without materially disrupting operations; provided that there shall be no restrictions as to the number of inspections or audits the Purchaser may perform after the occurrence of a Termination Event. The Purchaser shall bear its own expense (but not any expense of any Seller or the Seller Agent) in respect of each inspection and visit pursuant to this section and such Seller and the Seller Agent shall each bear all expenses of each audit pursuant to this clause (g) (including the reasonable costs and expenses of the Purchaser) up to a maximum of $50,000.

(h)

(records; electronic data) it shall at its own cost and expense, for not less than three years from the date on which each Purchased Debt was originated, or for such longer period as may be required by law, maintain adequate Accounting Records with respect to such Purchased Debt, including records of all payments received, credits granted and merchandise returned with respect thereto. It shall give the Purchaser prompt notice of any material change in its administrative and operating procedures with respect to the keeping of such Accounting Records. It shall (i) provide all electronic data in accordance with its ordinary business practices or as otherwise required in connection with this Agreement; (ii) make suitable contingency arrangements to cover information technology system, communication or operating failures that would prevent or adversely affect its ability to provide electronic data to the Purchaser in

NBCU Receivables Purchase Agreement	Exhibit C: Page 2

accordance with such Seller’s or the Seller Agent’s, as applicable, ordinary business practices or as otherwise required in connection with this Agreement; (iii) ensure that all electronic data provided by it with respect to the Purchased Debts, Associated Rights and Related Security is materially correct, complete, duly authorized and not misleading in any material respect; and (iv) notify the Purchaser promptly if it learns or suspects that there has occurred any failure or delay in accessing any electronic data, any error in or affecting the provision of any electronic data or any programming error or defect that may have caused corruption of any electronic data which could have a Material Adverse Effect, and to co-operate with the Purchaser in trying to remedy the same.

(i)	(delivery of certain information) (i) promptly upon request therefor (and in any event within two (2) Business Days following any such request), it shall deliver to (or at the direction of) the Purchaser records reflecting activity through the close of business on the immediately preceding Business Day and (ii) as soon as possible following any reasonable request by the Purchaser, it shall deliver and turn over to (or at the direction of) the Purchaser all of such Seller’s or Seller Agent’s, as applicable, books and records pertaining to the Purchased Debts, the Associated Rights and the Related Security or the servicing thereof, including Accounting Records.

(j)	(access rights)

(i)	at any time on or after the earliest to occur of: (1) delivery of notice by the Purchaser under section 6.1(b) terminating the Seller Agent in its role as collection agent, (2) delivery of any Debtor Notification, and (3) the occurrence of any Termination Event, the Purchaser may request, and the Seller Agent shall promptly upon any such request therefor (and in any event within two (2) Business Days following such request), deliver to (or at the direction of) the Purchaser records reflecting activity through the close of business on the Business Day immediately preceding the date of such notice or event;

(ii)	at any time on or after the earliest to occur of: (1) delivery of notice by the Purchaser under section 6.1(b) terminating the Seller Agent in its role as collection agent, (2) delivery of any Debtor Notification, and (3) the occurrence of any Termination Event, the Purchaser may request, and the Seller Agent shall, as soon as practicable following any such request (and in any event within five (5) Business Days following such request):

(A)	deliver and turn over to (or at the direction of) the Purchaser all of the books and records pertaining to the Purchased Debts, the Associated Rights and the Related Security or the servicing (including the allocation of collections of Purchased Debts) thereof, including Accounting Records (or copies thereof);

(B)	provide the Purchaser electronic data extracts in respect of the Purchased Debts, the Associated Rights and the Related Security, which extracts shall include, without limitation, customer specific information, invoices and asset records, in a form satisfactory to the Purchaser (including the format of all such information) (a “Data Feed”) for the 6-month period immediately preceding the date of the occurrence of such Purchaser Action Event; and

(C)	cooperate with the Purchaser in order to implement and complete data testing with respect to the Data Feed delivered pursuant to clause (j)(ii)(C) above to verify that the form and format of such Data Feed may be successfully integrated into the Purchaser’s or the administration and collection systems of any person appointed as collection agent or sub-servicer; and

NBCU Receivables Purchase Agreement	Exhibit C: Page 3

(iii)	for 150 days following any termination of the Seller Agent as collection agent hereunder:

(A)	allow the Purchaser or its designees to be present at its premises where such books, records and such Accounting Records are maintained, and have access to the equipment and software thereon and to any personnel of such Seller or the Seller Agent, as applicable that the Purchaser or any of its designees may wish to employ to administer, service and collect the Purchased Debts, the Associated Rights and the Related Security;

(B)	act (if the Purchaser or any of its designees so requests) as the data-processing agent of the Purchaser for the Purchased Debts, the Associated Rights and the Related Security and, in such capacity, such Seller or the Seller Agent, as applicable, shall conduct the data-processing functions of the administration of the Purchased Debts, the Associated Rights and the Related Security thereon in substantially the same way that such person conducted such data-processing functions with respect to the Purchased Debts, the Associated Rights and the Related Security;

(C)	on each Reporting Date during such 150-day period (or on a daily basis if requested by the Purchaser), provide to the Purchaser a Data Feed in respect of the related prior calendar month; and

(D)	furnish to the Purchaser all documents, books, computer records and other information, reasonably necessary or advisable for the collection of, or the allocation of Remittances with respect to, all the Purchased Debts, the Associated Rights and the Related Security by the Purchaser or any designee of the Purchaser.

(k)	(Debtor Notifications) promptly upon any change of any Debtor information included in any Debtor Notification executed by a Seller, such Seller shall execute and deliver to the Purchaser an updated Debtor Notification including such revised Debtor information.

(l)	(data protection) it will comply all applicable laws relating to data protection;

(m)	(name, entity type and jurisdiction of formation) it will not change its name, entity type or jurisdiction of formation or make any other change such that any UCC financing statement filed to perfect the Purchaser’s interests under this Agreement would become seriously misleading without providing the Purchaser with at least thirty (30) days prior written notice and will take all actions necessary or desirable to maintain the perfection and priority of the Purchaser’s interest in each Purchased Debt;

(n)	(further assurances)

(i)

it shall, at its sole cost and expense, upon request of the Purchaser, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that the Purchaser may reasonably request to obtain, hold, administer and enforce the interests in the Purchased Debts, the Associated Rights and the Related Security herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Security Interests granted hereunder. Each Seller hereby authorizes the Purchaser to file any such financing or continuation statements without the signature of such Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Purchased Debts, the Associated Rights and the Related Security or any part thereof shall be sufficient as a notice or financing statement where

NBCU Receivables Purchase Agreement	Exhibit C: Page 4

permitted by law. If any amount payable under or in connection with any of the Purchased Debts, the Associated Rights and the Related Security is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Purchaser immediately upon Seller’s receipt thereof and promptly delivered to or at the direction of the Purchaser; and

(ii)	If a Seller fails to perform any agreement or obligation under this clause (n), the Purchaser may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Purchaser incurred in connection therewith shall be payable by such Seller upon demand of the Purchaser;

(o)	(no sales, liens, etc.) except as otherwise provided in section 1.10, it shall not sell, assign or otherwise dispose of, or create, incur, assume or permit to exist any Security Interest on or with respect to any of the Collateral or any account to which any Remittances are sent, or otherwise assign any right to receive income in respect thereof;

(p)	(notice of material events) it shall promptly inform the Purchaser in writing of the occurrence of any of the following of which it has knowledge, in each case setting forth the details therefor and what action, if any, it proposes to take with respect thereto:

(i)	any Litigation commenced against it or with respect to or in connection with all or any substantial portion of the Purchased Debts or developments in such Litigation, in each case, that it believes has a reasonable risk of being determined adversely and, if adversely determined, having a Material Adverse Effect;

(ii)	the commencement of a proceeding against it seeking a decree or order in respect of it (A) under any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors’ rights generally and general equitable principles, whether applied in a proceeding at law or in equity, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or for any substantial part of its assets, or (C) ordering the winding-up or liquidation of its affairs; or

(iii)	any breach by it of any representation, warranty or covenant made by it under this Agreement;

(q)	(notice of liens) it shall notify the Purchaser promptly after a Responsible Officer shall become aware of any Security Interest on any Purchased Debt, other than the Security Interest granted to the Purchaser hereunder;

(r)	(changes regarding certain business practices) it will not, as a result of the ability of any Seller to sell Debts hereunder, alter its business practices regarding establishing or modifying the credit terms of Debts in respect of any Approved Debtor without the prior approval of the Purchaser;

(s)	(accuracy of information) all written factual information furnished hereafter by it to the Purchaser for purposes of or in connection with this Agreement with respect to the Purchased Debts, the Associated Rights, the Related Security or any transaction contemplated hereby will be true, complete and correct in all material respects on the date such information is stated or certified, or as of the date most recently updated thereafter;

(t)	(amendments to documents) it will not amend or waive any term of any of the Receivables Documents, Contracts of Sale or any of the other documents delivered pursuant to section 2.1 to which it is a party, in any manner other than as provided in section 6.2(d) without the prior written consent of the Purchaser except for any such amendments or waivers that are not adverse to the Purchaser;

(u)	(information from Debtors) at the reasonable request of the Purchaser, the Seller Agent shall promptly request from the applicable Approved Debtor any notices, documents, reports, correspondence, communications and other information which pertain to either the terms or the collectability of any related Purchased Debts;

NBCU Receivables Purchase Agreement	Exhibit C: Page 5

(v)	(contracts and credit and collection policies) it shall comply with and perform its obligations under the Contracts of Sale with respect to any Purchased Debts and the Credit and Collection Policies except it shall not constitute a breach under this clause (y) insofar as any such failure to comply or perform would not adversely affect the rights of the Purchaser in any material respect. For the avoidance of doubt, the provisions of this covenant shall not supersede any limitation set forth in the Agreement, including without limitation, section 6.2;

(w)	(unrelated amounts) if it determines that amounts which are not property of the Purchaser (the “Unrelated Amounts”) have been remitted to the Purchaser, then it shall promptly (and in any event on or prior to the Remittance Date immediately following the Remittance Date on which it believes an Unrelated Amount was remitted to the Purchaser) provide reasonably detailed written evidence thereof to the Purchaser. Upon receipt of any such notice, the Purchaser shall disgorge such Unrelated Amounts if it has possession of such Unrelated Amounts and shall promptly request the Investors to disgorge such amount is the Investors are in possession of such Unrelated Amounts, and the same shall not be treated as Remittances;

(x)	(application of payments) it shall use commercially reasonable efforts to promptly (i) apply all payments received by any Debtor to the related Purchased Debts and (ii) identify all unidentified payments and apply all unapplied payments, in each case, in respect of the related Purchased Debts, as applicable;

(y)	(no change in business or credit and collection policy) it shall not make any change (i) in the character of its business which change could, individually or in the aggregate, reasonably be expected to impair, individually or in the aggregate, the value, collectibility, validity, enforceability or quality of any Purchased Debt or otherwise have, individually or in the aggregate, a Material Adverse Effect or (ii) to the Credit and Collection Policies or the application thereof, except with the prior consent of Servicer, which consent shall not be unreasonably withheld, conditioned or delayed;

(z)	(sale characterization) for accounting purposes, it shall not account for the transactions contemplated by this Agreement in any manner other than, with respect to the sale of each of the Purchased Debts as a true sale of its full right, title and ownership interest in the related Purchased Debts to the Purchaser. It shall also maintain its records and books of account in a manner which clearly reflects such sale or contribution of the Purchased Debts to the Purchaser; and

(aa)	(notification procedures) it will maintain procedures that are reasonably designed to assure that each Responsible Officer receives timely notice of each matter for which notice to a Responsible Officer may, under this Agreement, be a prerequisite to the occurrence of any event.

PART II:

(a)	(Associated Rights and Debtor Support Documents) to take all actions reasonably necessary to preserve all rights and recourse under any Associated Rights and Related Security, including without limitation, to comply with the terms of any Debtor Support Document and take all steps reasonably necessary to ensure that the obligor or surety under such document or commitment is not relieved of its obligation (in whole or in part) to pay, and to not take any action that will adversely affect any amounts payable or recoverable under any Associated Right and any Related Security;

(b)	(acknowledgment of agencies) to ensure that any debt collection or credit management agency used by it will acknowledge, in a form acceptable to the Purchaser, the Purchaser’s ownership of such Debts; and

NBCU Receivables Purchase Agreement	Exhibit C: Page 6

(c)	(details on invoices) to ensure that its company details (including any registration number, tax registration number) and its credit terms appear on all invoices.

NBCU Receivables Purchase Agreement	Exhibit C: Page 7

EXHIBIT D

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT is executed and delivered by [            ], a [            ] (“New Seller”) in favor of General Electric Capital Corporation, a Delaware corporation, as purchaser (“Purchaser”), with respect to that certain NBCUNIVERSAL Division Receivables Purchase Agreement, dated as of February 1, 2011, by and among the various Sellers from time to time party thereto (the “Sellers”), the Seller Agent and Purchaser (as amended, restated, supplemented, joined, restated and/or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined are used with the meanings attributed thereto in the Agreement.

Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Seller hereby absolutely and unconditionally agrees to become a party to the Agreement as a Seller thereunder and to be bound by the provisions thereof.

The provisions of Sections 17 and 21-26 of the Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Sections 17 and 21-26 to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Agreement as modified by this Joinder Agreement.”

Certain notice information for the New Seller is set forth below:

Seller Information:

[Legal Name]

Jurisdiction of Organization: [            ]

Federal Employer ID No.: [            ]

Organizational ID No.: [            ]

Executive office address: [            ]

Principal place of business address: [            ]

Telephone: [            ]

Fax: [            ]

Email: [            ]

For the purpose of the first sale of Eligible Debt under the Agreement, the initial Days-To-Pay shall be [    ]. The New Seller’s Offer Date shall be on the [    ] day of each calendar [month/quarter].

Please acknowledge your consent to Seller’s joinder to the Agreement by signing the enclosed copy hereof in the appropriate space provided below.

[Signature pages follow.]

NBCU Receivables Purchase Agreement	Exhibit D: Page 1

IN WITNESS WHEREOF, Seller has executed this Joinder Agreement as of the          day of                     , 20    .

[NEW SELLER]

By:
Name:
Title:

[signatures continue on the following page]

NBCU Receivables Purchase Agreement	Exhibit D: Page 2

The undersigned hereby consents to New Seller’s joinder to the Agreement.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

NBCU Receivables Purchase Agreement	Exhibit D: Page 3

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE FOR ADDITIONAL SELLERS

CERTIFICATE OF [ASSISTANT] SECRETARY

The undersigned, being the [Assistant] Secretary of [SELLER], a [State of organization] [entity type] (“Company”), hereby delivers this Certificate to induce GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), to consummate certain financial accommodations with Company, pursuant to the terms of that certain Receivables Purchase Agreement, dated as of February 1, 2011, among Company, the other sellers from time to time party thereto, NBCUniversal Media, LLC, as agent for the sellers thereunder and GECC (the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings given thereto in the Purchase Agreement.

The undersigned hereby certifies to GECC that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the [Articles of Incorporation] [Certificate of [Formation][Organization]] of Company and all amendments thereto, as filed with and certified no more than twenty (20) days prior to the date hereof by the Secretary of State of [State of organization] (the “Formation Document”). Such Formation Document has not been rescinded, modified, revoked or amended, and no amendments thereto have been authorized other than as reflected therein.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the [Bylaws] [[Operating][Limited Liability Company] Agreement] of Company and all amendments thereto, as presently in effect on the date hereof (the “Governing Document”). Such Governing Document has not been rescinded, modified, revoked or amended, and no amendments thereto have been authorized other than as reflected therein.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the [resolutions adopted by unanimous written consent of the board of directors] [written consent of the [member(s)] [managing member(s)]] of Company, authorizing the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby, which are in full force and effect and have been duly ratified and affirmed by the [board of directors] [members] [managing member(s)] of Company in the form set forth therein.

4. Attached hereto as Exhibit D is a certificate of existence or good standing (or equivalent certifications) for [Seller], issued and certified no more than twenty (20) days prior to the date hereof by the Secretary of State of [State of organization].

NBCU Receivables Purchase Agreement	Exhibit E: Page 1

5. The following named persons are officers of Company, duly elected or appointed, qualified and acting as such and the signatures set opposite their names are their genuine signatures and may be accepted as such by GECC pursuant to the above-referenced resolutions:

,
(Signature)

,
(Signature)

,
(Signature)

[certifications appear on the following page]

NBCU Receivables Purchase Agreement	Exhibit E: Page 2

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     , 20    .

Name:
Title:	[Assistant] Secretary

I, [Certificant Name], [Certificant Title] of Company, do hereby certify that [Secretary/Assistant Secretary Name] is the duly elected or appointed, qualified and acting [Assistant] Secretary of Company, and the signature set forth above is [his] [her] genuine signature.

Name:
Title:

NBCU Receivables Purchase Agreement	Exhibit E: Page 3

EXHIBIT A

TO

CERTIFICATE OF [ASSISTANT] SECRETARY

Formation Document

See [        ] ([    ]) pages attached.

NBCU Receivables Purchase Agreement	Exhibit E: Page 4

EXHIBIT B

TO

CERTIFICATE OF [ASSISTANT] SECRETARY

Governing Document

See [        ] ([    ]) pages attached.

NBCU Receivables Purchase Agreement	Exhibit E: Page 5

EXHIBIT C

TO

CERTIFICATE OF [ASSISTANT] SECRETARY

[Resolutions] [Written Consent]

See [        ] ([    ]) pages attached.

NBCU Receivables Purchase Agreement	Exhibit E: Page 6

EXHIBIT D

TO

CERTIFICATE OF [ASSISTANT] SECRETARY

Certificate of Existence or Good Standing

See [        ] ([    ]) pages attached.

NBCU Receivables Purchase Agreement	Exhibit E: Page 7

EXHIBIT F

FORM OF DEBTOR NOTIFICATION

[Seller Letterhead]

[Debtor Name]

[Debtor Street Address]

[Debtor City, State and ZIP]

Attention: [Debtor Contact]

RE:	Notice of Sale of Receivables

Dear [Debtor Contact]:

This letter shall serve as written notice to you that we have sold those receivables listed on Schedule A attached hereto owing to us by you to General Electric Capital Corporation. Accordingly, from this day forward, please remit all amounts due and owing on such receivables to the account described on Schedule B attached hereto.

Very truly yours,

[SELLER]

By:
Name:
Title:

Acknowledged by:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

NBCU Receivables Purchase Agreement	Exhibit F: Page 1

SCHEDULE A

LIST OF SOLD RECEIVABLES

NBCU Receivables Purchase Agreement	Exhibit F: Page 2

SCHEDULE B

ACCOUNT DETAILS

Bank:	[***]
Location:	[***]
[***]
ABA Routing No.:	[***]
Account Name:	[***]
Account No.:	[***]
Reference:	[***]

NBCU Receivables Purchase Agreement	Exhibit F: Page 3

EXHIBIT G

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by [Seller] (“Seller”), to General Electric Capital Corporation (hereinafter referred to as “Attorney”), as Purchaser under that certain Receivables Purchase Agreement, dated as of the date hereof (the “Agreement”), among Seller, the other sellers from time to time party thereto (collectively, the “Sellers”), Attorney and [NBCUNIVERSAL Media, LLC], as agent for the Sellers. Capitalized terms used but not defined herein shall have the definitions ascribed to them in the Agreement.

No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Seller as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Seller irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Seller without Attorney’s written consent upon payment in full of all obligations due to Attorney under the Receivables Documents.

a. obtain payment of the Purchased Debts sold by such Seller;

b. complete, deal with, negotiate or endorse Remittances of all Purchased Debts sold by such Seller;

c. institute, conduct, compromise or defend any legal proceedings relating to the Purchased Debts sold by such Seller;

d. settle any indebtedness to the Purchaser or to Debtors relating to each Purchased Debt, sold by such Seller; and

e. perform such other lawful acts as the Purchaser in its absolute discretion may consider reasonably necessary or expedient in connection with the foregoing.

This power of attorney, being coupled with an interest, is irrevocable and shall not expire until all monies and obligations due to the Purchaser under all of the Receivables Documents have been paid and discharged and the applicable Seller is under no further obligation to the Purchaser under any of the Receivables Documents.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[signature and acknowledgement appear on the following page]

NBCU Receivables Purchase Agreement	Exhibit G: Page 1

IN WITNESS WHEREOF, Seller has on this          day of                     , 2011, caused this Power of Attorney to be duly executed and delivered by authority duly given.

[SELLER]

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF NEW YORK

COUNTY OF

I,                                         , Notary Public for said County and State, certify that                                          personally came before me this day and acknowledged that he is                                          of                                         , a                                         , and that by authority duly given and as the act of such entity the foregoing instrument was signed in its name.

Witness my hand and official seal, this          day of                     , 2011.

My Commission Expires:
Notary Public

[NOTARY SEAL]

NBCU Receivables Purchase Agreement	Exhibit G: Page 2

SCHEDULE 1

RECEIVABLES SCHEDULE

Agreed Payment Terms	:	Up to three hundred sixty-five (365) days

Applicable Jurisdiction	:	United States

Approved Currency	:	US Dollars

Approved Territory	:	United States

Executive offices	:	Jurisdiction of Organization:	As set forth for each Seller on Schedule 4

		Federal Employer ID number:	As set forth for each Seller on Schedule 4

		Organizational ID number:	As set forth for each Seller on Schedule 4

		Executive Office:	As set forth for each Seller on Schedule 4

		Principal place of business:	As set forth for each Seller on Schedule 4

Field Examination Fee	:	$900 per person per day or the then-prevailing rate

Funding Limit	:	$150 million

Past Due Period	:	Zero (0) days

NBCU Receivables Purchase Agreement	Schedule 1: Page 1

SCHEDULE 2

CONDITIONS PRECEDENT

Part I:

(a)	The Purchaser shall have received the following documents, each to be in form and substance satisfactory to the Purchaser:

(i)	This Agreement, duly executed by each Seller and the Seller Agent;

(ii)	The Performance Guaranty, duly executed by the Guarantor;

(iii)	A certificate of the secretary or assistant secretary of such Seller certifying (x) that attached thereto is a true and correct copy of such Seller’s formation documents, certified by the secretary of state or other appropriate official of the state of such Seller’s organization no more than twenty (20) days prior to the date of this Agreement, and such Seller’s by-laws, operating agreement or similar agreement as in effect on the date of such certification, (y) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of such Seller authorizing the execution, delivery and performance of the Receivables Documents to which such Seller proposes to become a party, and (z) as to incumbency and genuineness of the signature of each officer of such Seller executing the Receivables Documents to which such Seller proposes to become a party;

(iv)	A certificate of the secretary or assistant secretary of the Seller Agent certifying (x) that attached thereto is a true and correct copy of its formation documents, certified by the secretary of state or other appropriate official of its state of organization no more than twenty (20) days prior to the date of this Agreement, and its by-laws, operating agreement or similar agreement as in effect on the date of such certification, (y) that attached thereto is a true and complete copy of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of the Receivables Documents to which it proposes to become a party, and (z) as to incumbency and genuineness of the signature of each of its officers executing the Receivables Documents to which it proposes to become a party;

(v)	A certificate of the secretary or assistant secretary of the Guarantor certifying (x) that attached thereto is a true and correct copy of its formation documents, certified by the secretary of state or other appropriate official of the state of its organization no more than twenty (20) days prior to the date of this Agreement, and its by-laws, operating agreement or similar agreement as in effect on the date of such certification, (y) that attached thereto is a true and complete copy of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of the Performance Guaranty, and (z) as to incumbency and genuineness of the signature of each of its officers executing the Performance Guaranty;

(vi)	Certificates of existence or good standing (or equivalent certifications) from each Seller’s jurisdiction of formation and the jurisdiction in which such Seller’s chief executive office is located, in each case, certified no more than twenty (20) days prior to the date of this Agreement;

(vii)	A certificate of existence or good standing (or equivalent certifications) from the Seller Agent’s jurisdiction of formation and the jurisdiction in which its chief executive office is located, in each case, certified no more than twenty (20) days prior to the date of this Agreement;

(viii)	A certificate of existence or good standing (or equivalent certifications) from the Guarantor’s jurisdiction of formation and the jurisdiction in which its chief executive office is located, in each case, certified no more than twenty (20) days prior to the date of this Agreement;

(ix)

Search reports provided in writing to the Purchaser (1) listing all effective financing statements that name each Seller (including any tradenames) as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (vi) below and in such other jurisdictions that

NBCU Receivables Purchase Agreement	Schedule 2: Page 1

the Purchaser shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (vi) below) shall cover any Debt, Associated Rights or any Related Security, and (2) listing all tax liens and judgment liens (if any) filed against any Seller in such jurisdictions as the Purchaser may require and showing no such Security Interests;

(x)	UCC Financing Statements naming the Purchaser as secured party/purchaser and each Seller as debtor/seller and describing the Collateral, filed in the state of each Seller’s formation;

(xi)	Evidence satisfactory to the Purchaser of the release of any Security Interest over or in respect of the Collateral;

(xii)	The favorable written opinion of counsel to each Seller as to the transactions contemplated by the Receivables Documents to which such Seller is a party, including without limitation as to perfection of the security interest created under the Agreement and the characterization of the transfers under applicable bankruptcy law;

(xiii)	The favorable written opinion of counsel to the Seller Agent as to the transactions contemplated by the Receivables Documents to which the Seller Agent is a party;

(xiv)	The favorable written opinion of counsel to the Guarantor as to the transactions contemplated by the Performance Guaranty;

(xv)	The Original Financial Statements;

(xvi)	Each Seller’s and the Seller Agent’s Debtor master file containing the names of all Debtors obligated on Eligible Debts on the Effective Date and the detailed contact information for such Debtors;

(xvii)	A copy of the Credit and Collection Policy;

(xviii)	Such other documents, instruments and agreements as Purchaser shall reasonably request in connection with the matters described in this Part I of Schedule 2;

(xix)	Original executed copies of Debtor Notifications for each Approved Debtor, executed by the applicable Seller; and

(xx)	Original executed powers of attorney, in the form of Exhibit G, executed by each Seller and the Seller Agent.

(b)	The review and satisfaction by the Purchaser with the major contracts between each Seller and its Debtors; and

(c)	UCC Financing Statements naming the Purchaser as secured party/purchaser and the Seller of any Eligible Debt sold on such Purchase Date, as debtor/seller describing the related Associated Rights and the Related Security, filed in the state of such Seller’s formation.

NBCU Receivables Purchase Agreement	Schedule 2: Page 2

Part II:

(a)	The Repeating Representations are correct in all respects;

(b)	the Termination Date has not occurred and no Potential Termination Event or Termination Event is outstanding or would result from the payment of any Purchase Price; and

(c)	the proposed date for the making of the payment is a Business Day during the term of this Agreement.

NBCU Receivables Purchase Agreement	Schedule 2: Page 3

SCHEDULE 3

COMPLIANCE CERTIFICATE

[Use applicable Seller’s letterhead with this form]

[Date]

General Electric Capital Corporation

401 Merritt 7

Norwalk, Connecticut 06851

To: Managing Director - Working Capital Solutions - The Americas

This is to certify that in accordance with Section 10.3 of the Receivables Purchase Agreement, dated February 1, 2011, among us, the other Sellers from time to time party thereto and General Electric Capital Corporation (the “Agreement”; capitalized terms are used herein as defined in the Agreement) that the attached financial statements have been prepared in accordance with GAAP consistently applied, except as noted therein, and fairly represent our consolidated financial condition as at the date thereof and for the period then-ended. In addition there are no Termination Events or Potential Termination Events continuing as of such date [if there are exceptions, list them and describe actions being undertaken by Seller in respect thereto].

Very truly yours,

[SELLER]

By:
Name:
Title:

NBCU Receivables Purchase Agreement	Schedule 3

SCHEDULE 4

SELLERS

UNIVERSAL CITY STUDIOS PRODUCTIONS LLLP

Administrative Information:	Jurisdiction of Organization:	Delaware

	Federal Employer ID No.:	74-3041723

	Organizational ID No.:	3478994

	Executive Office:	100 Universal City Plaza Universal City, California 91608

Principal Place of Business/
	Address for Notices:	100 Universal City Plaza
Universal City, California 91608
Attention: Maren Christensen

	Telephone:	(818) 777-5122

	Fax:	(818) 866-0229

	Email:	maren.christensen@nbcuni.com

Offer Date:	A Business Day each calendar month to be mutually agreed upon by the Purchaser and the Seller Agent.

NBCU Receivables Purchase Agreement	Schedule 4: Page 1

SCHEDULE 5

APPROVED DEBTORS

See attached.

NBCU Receivables Purchase Agreement	Schedule 5

(Debtor Purchase Limit Amounts in $000s)				S&P / Moody’s			S&P / Moody’s		S&P / Moody’s		S&P / Moody’s		S&P / Moody’s		S&P / Moody’s		S&P / Moody’s		S&P / Moody’s
				A/A2			A-/A3		BBB+/Baa1		BBB/Baa2		BBB-/Baa3		BB+/Ba1		BB/Ba2		BB-/Ba3
Debtor Legal Entity Name	Parent Company	Initial DTP (1)	Initial Rating (2)	DPL (3)	AM (4)		DPL (3)	AM (4)	DPL (3)	AM (4)	DPL (3)	AM (4)	DPL (3)	AM (4)	DPL (3)	AM (4)	DPL (3)	AM (4)	DPL (3)	AM (4)
Home Box Office Inc.	Time Warner, Inc.	n/a	BBB/Baa2	n/a	[	***]	n/a	[***]	n/a	[***]	35,000	[***]	35,000	[***]	17,500	[***]	17,500	[***]	17,500	[***]
Turner Entertainment Networks, Inc.	Time Warner, Inc.	218	BBB/Baa2	n/a	[	***]	n/a	[***]	n/a	[***]	63,000	[***]	63,000	[***]	31,500	[***]	31,500	[***]	31,500	[***]
FX Networks, LLC	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	16,300	[***]	16,300	[***]	16,300	[***]	8,150	[***]	8,150	[***]	8,150	[***]
Fox Television Stations, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	4,000	[***]	4,000	[***]	4,000	[***]	2,000	[***]	2,000	[***]	2,000	[***]
Fox/UTV Holdings, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	1,000	[***]	1,000	[***]	1,000	[***]	500	[***]	500	[***]	500	[***]
KCOP Television, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	2,000	[***]	2,000	[***]	2,000	[***]	1,000	[***]	1,000	[***]	1,000	[***]
NW Communications of Texas, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	1,100	[***]	1,100	[***]	1,100	[***]	550	[***]	550	[***]	550	[***]
UTV of Baltimore, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	1,100	[***]	1,100	[***]	1,100	[***]	550	[***]	550	[***]	550	[***]
UTV of Orlando, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	3,200	[***]	3,200	[***]	3,200	[***]	1,600	[***]	1,600	[***]	1,600	[***]
UTV of San Francisco, Inc.	News Corporation	221	BBB+/Baa1	n/a	[	***]	n/a	[***]	1,300	[***]	1,300	[***]	1,300	[***]	650	[***]	650	[***]	650	[***]
MTV Networks	Viacom, Inc.	223	BBB+/Baa1	n/a	[	***]	n/a	[***]	11,000	[***]	11,000	[***]	11,000	[***]	5,500	[***]	5,500	[***]	5,500	[***]
Black Entertainment Television, LLC	Viacom, Inc.	252	BBB+/Baa1	n/a	[	***]	n/a	[***]	3,000	[***]	3,000	[***]	3,000	[***]	1,500	[***]	1,500	[***]	1,500	[***]
International Family Entertainment, Inc.	The Walt Disney Company	206	A/A2	14,000	[	***]	14,000	[***]	14,000	[***]	14,000	[***]	14,000	[***]	7,000	[***]	7,000	[***]	7,000	[***]

Notes:

(1)	Initial Days-To-Pay (DTP) to be calculated once NBC has identified receivables to be purchased on the first Offer Date; HBO DTP to be calculated prior to the 1st funding in Mar 2011.
(2)	Initial Rating reflects Standard & Poor’s/Moody’s Investor Service rating as of the Effective Date
(3)	Debtor Purchase Limit (DPL)
(4)	Applicable Margin (AM)

SCHEDULE 6

CREDIT AND COLLECTION POLICY

See attached.

NBCU Receivables Purchase Agreement	Schedule 6

Collection team guidelines

2010

1.	Maintaining AR open items

The collection list contains items that become due next month and items that are open. Your accounts should be pro-actively approached to make sure customers are contacted before due date. AR items >90 days require extra attention. Moments of contact + e-mails + correspondence have to be registered in Goldmine.

General contacting modus:

-/-30-20 days -> due date -> 15 days, 30 days, 45 days (see dunning process)

Use Goldmine to plan follow up actions and support the contacting modus.

Check country/customer specific contract for details.

Prioritizing: start with largest amounts

2.	Administration of disputed items

Disputed accounts have to be blocked and maintained via ABC process accurately and on timely matter. All items over 30 days should be blocked or forecasted. Blocked items need to have clear description of issue. E.g. “chasing” is incorrect comment.

Objective is that we have to be able to print correct and up to date ABC report any moment. Active participation in monthly ABC calls with sales is required. Stick to agreed time frames re ABC resolution. Also make sure to make notes and distribute them when needed and requested. All time frames should also be followed up even if you are not the one that can solve the issue. All items on the ABC are to be followed up until the issue has been resolved and the A/R is cleared. (Excluding blocker 11)

Prioritizing: start with largest amounts.

Make sure timely follow up on issues re Tax and Litigation, always inform manager.

3.	Forecasting

All AR items not blocked or that need follow up have to be forecasted on the forecast sheet. Include customer number, correct amount, forecasted date, Estimated/Confirmed and where needed the sales person.

Items that do not meet forecasted deadline need to be updated in the forecast sheet and follow ups are required one day after expiration of forecasted date. Weekly forecast is on Wednesday; all forecasts on the forecast sheet before 4pm. Co-operation and preparation is required during monthly forecast review. Management should be able to see a proper forecast at all time. During the closing months (Mar, June, Sep and Dec) forecasts +$350K consult senior collector.

In case of forecast discrepancies (see forecast report for the value) or date shift >2 weeks explain to manager in order to avoid further delay and future differences.

4.	Allocation of cash

AR items forecasted need to have clear allocation instructions in Adapt/CMS/Excel. If unable to identify receipt of funds the goal is to get allocation instructions in 48 hours. Correct blocking (blocker 9) is required for longer outstanding items. After monthly unapplied cash reviews we expect immediate follow up where needed (48 hours after meeting). Meeting documents and data will be facilitated. Instructions are to be sent ASAP in the designated sheet. Make sure to send this to Marvin and cc Martijn van Boxel.

Prepare for unapplied cash meetings.

Allocate according instructions from customer, avoid reconciliations.

5.	Withholding Tax (WHT)

AR WHT certificates need timely follow up, proper blocking (Blocker7A, 7B) and need to contain clear description of expected receipt. In case of WHT issues with customers, escalate to manager and make sure these get followed up on timely basis/ resolution time ABC. Once a WHT certificate has been received, allocation instructions are to be sent within 48 hours in the designated sheet. Make sure to sent these to Marvin and cc Martijn van Boxel

6.	Material charges

Derecia Aarts in the Amsterdam office is creating material invoices. Amounts are relatively small in comparison with license fee. Avoid significant ageing of the material charges. Amounts can be billed in different currency as license fee.

7.	Communication

3 p’s: polite, prepared and persistent

External: Respond to e-mails and phone calls within one business day in order to demonstrate awareness. Always use beginning (Dear… etc) and signature (Best regards… etc) remember we are service provider.

Internal: Formulation of questions and requests has to be clear and complete. Avoid confrontations with colleagues. Again demonstration of awareness creates cooperation.

Respond to e-mails and phone calls within one business day in order to demonstrate awareness and sensitivity of co-workers, internal customers, like sales and other business associates. During closings response times should be max half a day.

In case you are uncertain or need assistance in tone and/or content of communication please consult manager for advice. Always consult manager in case of account reconciliation results, payment plans and/or communication to senior management.

8.	Maintenance of customer database

Update telephone numbers, addresses, e-mail contacts and other customer data in Goldmine and once available in Adapt.

9.	General business and behavioral instructions

•	Read GE Spirit & letter

•	Make sure that deadlines are met without being reminded. If you can’t meet a deadline inform manager way in advance. ‘No time’ or ‘to busy’ are no valid reasons.

•	Be accurate, professional and secure when you deliver requested documents, reports or letters.

•	Focus on team building, avoid conflicts, focus on long term relationships

•	Collection team prefers calling, follow up with e-mail

•	Clean desk policy keeps you organized; only necessary documents are allowed on your desk. Organized desk and routine makes sure you can act quickly and without stress.

•	File other documents in desk or cabinet

•	Use notebook during the day, write down words during phone conversations

•	Check your agenda at the start of working day

•	Clean desk at the end of the day and prepare workload for next day

CASH IS KING

SCHEDULE 7

KNOW YOUR CUSTOMER UNDERTAKINGS

1. Each Seller and the Seller Agent agrees that it is in full compliance with, and will continue to comply with, the NBCUNIVERSAL Media, LLC compliance policies (as defined below) and has executed, and will continue to execute, the checks, processes and procedures (including verification of the existence of each Approved Debtor, fulfillment of applicable credit review standards, source of funds checks, or prohibition on any person other than the relevant Approved Debtor to make a payment on any obligation owed by such Approved Debtor) generally required of such Seller or the Seller Agent, as applicable, by the NBCUNIVERSAL Media, LLC compliance policies or by the Purchaser from time to time, to determine such Seller’s or the Seller Agent’s compliance with the NBCUNIVERSAL Media, LLC compliance policies.

2. Upon the request of the Purchaser, each Seller and the Seller Agent shall promptly provide any documentation or other evidence reasonably satisfactory to the Purchaser to demonstrate compliance by such Seller or the Seller Agent, as applicable (and its predecessors in interest) with the NBCUNIVERSAL Media, LLC compliance policies (including the provision of satisfactory bank references and such other status information on all directors, shareholders and senior managers of each Approved Debtor as the Purchaser shall require in connection with the NBCUNIVERSAL Media, LLC know your customer requirements) or otherwise reasonably necessary to enable the Purchaser to carry out its own compliance with the NBCUNIVERSAL Media, LLC compliance policies and to enable any Investor to carry out its compliance with such Investor’s compliance policies.

3. For the purposes of this Schedule 7, “NBCUNIVERSAL Media, LLC compliance policies” means the know your customer requirements (which are substantively comparable to the General Electric Company group of affiliated companies know your company requirements), anti-money laundering and international trade controls policies and other similar policies of NBCUNIVERSAL Media, LLC that apply from time to time, including policies to ensure compliance by NBCUNIVERSAL Media, LLC with applicable laws including anti-money laundering regulations, laws relating to trade controls (including the policy on doing business with Commonwealth of Independent States countries), laws relating to specially designated nationals and blocked persons, and limitations or prohibitions under regulations of the Office of Foreign Assets Control of the United States Department of the Treasury. NBCUNIVERSAL Media, LLC shall not modify its compliance policies in a manner that would be contrary to any of the aforementioned laws and regulations.

NBCU Receivables Purchase Agreement	Schedule 7